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                                                                    EXHIBIT 10.9


                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of November 25, 1996, is made by and between AMR Combs, Inc., a Delaware corporation ("Seller"), and Aircraft Parts International Combs, Inc., a Delaware corporation ("Purchaser").

                               W I T N E S S E T H

         WHEREAS, Seller, through its Aircraft Parts International operating unit, is engaged in the business of distributing new and remanufactured aircraft parts; and

         WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the assets of Seller's Aircraft Parts International operating unit (the "Business"), upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.01 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase and acquire from Seller, at the Closing, all of the following (the "Assets"):

                  (a) Seller's trade fixtures, equipment and tangible assets, whether owned or leased pursuant to the Assumed Leases (as hereinafter defined), including furniture, machinery, tools, furnishings, supplies and other tangible personal property used in the Business, wherever located (including any property held by employees, salesmen or other representatives of the Business), including, but not limited to, the items set forth on Schedule 1.1(a) (the "Equipment");

                  (b) all of Seller's good and saleable inventories of supplies and products of the Business as of the Closing, wherever located (including any inventories held by employees, salesmen or other representatives of the Business), including, but not limited to, finished goods, work-in-process, raw materials, supply inventories, spare parts, replacement parts, cores, goods in transit, returns, labels, packaging, containers and other inventories (the "Inventories");

                  (c) all of Seller's backlog of orders for products sold in the Business not invoiced or shipped prior to the Closing;
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                  (d) all of Seller's accounts and notes receivable from
customers (including affiliates of Seller) and others for products sold in the Business and all other rights of Seller to payment for goods sold in the Business, whether or not they have been earned by performance or have been written off or reserved against as a bad debt or doubtful account, together with any unpaid interest accrued thereon from the respective obligors and all instruments and other documents of title representing any of the foregoing and any and all other receivables of any and every nature whatsoever;

                  (e) all of Seller's right, title and interest in the motor vehicles listed on Schedule 1.1(e) (the "Vehicles");

                  (f) that certain 1979 Cessna T206, U.S. Registration No. N735FM (the "Purchased Aircraft");

                  (g) all of Seller's intellectual property rights, including, but not limited to, customer and vendor lists and files, trade secrets, copyrights, proprietary and technical information, know-how and other trade rights and intangible assets, including all goodwill associated therewith, together with all rights to, and applications, licenses and franchises for, any of the foregoing, relating to the Business (the "Intellectual Property Rights");

                  (h) all of Seller's right, title and interest in, to and under
(i) each of the leases, subleases, licenses and other agreements under which Seller uses or has the right to use tangible personal property set forth on
Schedule 1.1(h) and the lease relating to the Leased Facility (as hereinafter defined) (collectively, the "Assumed Leases") and (ii) each of the contracts and agreements set forth on Schedule 1.1(h) (the "Assumed Contracts"), and all rights (including rights of refund and offset), privileges, deposits, claims, causes of action and options relating or pertaining to the Assumed Leases and the Assumed Contracts or any thereof;

                  (i) to the extent legally transferable, all of the licenses, approvals, certificates, permits and authorizations from any federal, state, local or foreign governmental or regulatory body or authority (each, a "Governmental Authority") relating to the Business, including, but not limited to, those set forth on Schedule 1.1(i) (the "Permits");

                  (j) all of Seller's right, title and interest in and to the names "Aircraft Parts International" and "API" and any names derived from or bearing a resemblance thereto and any related trademarks, trade names, logos, service marks and other trade rights currently owned or used by Seller exclusively in connection with the Business, including all goodwill associated therewith (the "Corporate Name" and together with the Intellectual Property Rights, the "Intellectual Property");

                  (k) all of Seller's current, active and existing records, files and papers pertaining to the Business, including literature, contract forms, technical data, graphic materials, pricing and information manuals, drawings, patterns, designs, sales literature or other sales aids, and



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other data related to the Business (the "Records"), it being understood that for this purpose "current, active and existing" shall include at least any of the foregoing currently existing and used by Seller within the last six years;

                  (l) all prepaid rentals, other prepaid expenses, bonds, deposits and financial assurance requirements and other current assets attributable to the Business;

                  (m) to the extent transferable, all claims of Seller against third parties of any nature arising out of the operation of the Business, including, but not limited to, claims against manufacturers of products sold by the Business; provided, however, that to the extent Seller incurs liabilities to third parties in respect of the operation of the Business prior to Closing which, but for this provision would give rise to a claim by Seller against a supplier or suppliers of the Business for reimbursement, Seller shall retain the right to pursue such claims to the extent of such liabilities; and

                  (n) all other or additional privileges, rights, interests, properties and assets of Seller of every kind and description, wherever located, used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently being conducted.

         1.02 Excluded Assets. Purchaser shall not acquire from the Seller any assets not described in Section 1.01.

         1.03 Assumption of Liabilities. At the Closing, Purchaser shall assume and agree to pay, perform and discharge all of the following (the "Assumed Liabilities"):

                  (a) the liabilities, duties and obligations of Seller to be performed after the Closing under the Assumed Leases and the Assumed Contracts;

                  (b) obligations for the completion of open and unfilled customer orders of the Business that are outstanding as of the close of business on the Closing Date and which were received in the ordinary course of business consistent with past practices;

                  (c) the accounts payable of the Business as of the Closing (including those payable to affiliates of Seller) to the extent incurred in the ordinary course of business and reflected on the Closing Balance Sheet (as hereinafter defined);

                  (d) the liabilities of Seller, if any, represented by accrued expenses for utilities and for wages and bonuses for those employees who are employed by Seller as of the Closing to the extent reflected on the Closing Balance Sheet; and

                  (e) Purchaser's share of ad valorem or similar taxes to be prorated pursuant to Section 2.05.



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         1.04 Excluded Liabilities. Purchaser shall not assume or otherwise be responsible for any liability or obligation of Seller, whether or not relating to the Business, other than the Assumed Liabilities. Without limiting the generality of the foregoing, Purchaser shall not assume (a) any liabilities relating to the current or long term portion of funded debt of the Business, if any, (b) except as otherwise provided in Subsection 1.03(d), any obligations or liabilities arising prior to the Closing Date from or relating to the employment or termination of employment of any person with respect to the Business, including, but not limited to, any obligations or liabilities arising from or relating to any employee benefit plans or arrangements, (c) any Taxes (as hereinafter defined) with respect to the ownership, operation or use of the Business or the Assets prior to the Closing, other than Purchaser's share of ad valorem or similar taxes as set forth in Section 2.05 hereof and transfer taxes, if any, as set forth in Section 2.04 hereof, (d) any workman's compensation claim arising prior to the Closing Date, and any workman's compensation claim arising after the Closing Date for an incident that occurred prior to the Closing Date, and (e) any product liability claim arising prior to the Closing Date, and any product liability claim arising after the Closing Date for work performed by Seller prior to the Closing Date.

         1.05 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of AMR Combs, Inc., 4255 Amon Carter Boulevard, Fort Worth, Texas, simultaneously with the closing of an initial public offering of shares of common stock of First Aviation Services Inc., the parent of Purchaser (the "Closing Date"); provided, however, that if Purchaser shall not have obtained insurance covering the Business by such date or if the closing of such initial public offering shall not have occurred on or prior to January 15, 1997, the parties hereto shall mutually agree on a Closing Date prior to March 15, 1997.

         1.06 Instruments of Transfer; Further Assurances. In order to consummate the transactions contemplated hereby, at the Closing Seller shall execute and deliver to Purchaser (a) a general bill of sale and assignment relating to the Assets other than the Assumed Leases, the Assumed Contracts and the Purchased Aircraft in the form attached hereto as Exhibit A (the "Bill of Sale"), (b) an aircraft bill of sale covering the Purchased Aircraft in the form attached hereto as Exhibit B and an AC Form 8050-2 bill of sale (together, the "Aircraft Bill of Sale"), (c) an assignment and assumption agreement relating to the Assumed Leases and the Assumed Contracts in the form attached hereto as Exhibit C (the "Assignment and Assumption Agreement") and (d) documents of title with respect to the Vehicles; and Purchaser shall execute and deliver to Seller the Assignment and Assumption Agreement. At the Closing, and at all times thereafter as may be necessary, Seller shall execute and deliver to Purchaser such other instruments of transfer as shall be reasonably necessary to vest in Purchaser title to the Assets and to comply with the purposes and intent of this Agreement, and Purchaser and Seller shall execute and deliver such other instruments as shall be reasonably necessary or appropriate to evidence the assignment by Seller and the assumption by Purchaser of the Assumed Leases, the Assumed Contracts and any other liabilities to the extent provided in Section 1.03.



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                                   ARTICLE II

                                 PURCHASE PRICE

         2.01 Purchase Price. At the Closing, Purchaser shall pay to Seller by wire transfer of immediately available funds to the account of Seller at The Chase Manhattan Bank, New York, New York, ABA 021000021 for American Airlines, Inc., Account No. 910-1-019884 as the purchase price for the Assets (the "Purchase Price") the amount of $11,000,000, subject to adjustment as set forth in Section 2.02.

         2.02 Purchase Price Adjustment.

                  (a) As soon as practicable, but in any event within 90 days, after the Closing Date, Purchaser will prepare and deliver to Seller an unaudited balance sheet of the Business as at the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall reflect the Assets and the Assumed Liabilities, and with respect to such items shall be prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), using the same accounting methods, policies, practices and procedures with consistent classifications, judgments and valuation and estimation methodologies as used in the preparation of the Financial Statements (as hereinafter defined). Seller shall provide Purchaser with full access to the books and records of the Business necessary for Purchaser to prepare the Closing Balance Sheet, and Purchaser shall provide Seller with full access to the books, records and work papers used by Purchaser in preparing the Closing Balance Sheet. Based upon the Closing Balance Sheet and in a manner consistent as to methodology used in determining reserves as that used in the determination of the $10,500,000 estimated net asset value referred to in Subsection 2.02(b) hereof, Seller and Purchaser shall jointly determine, within 15 days of delivery of the Closing Balance Sheet to Seller, the book value of the Assets excluding all liabilities other than the Assumed Liabilities, as at the Closing Date (the "Net Asset Value"). If Purchaser and Seller have not agreed on the Net Asset Value within such 15-day period, Purchaser shall cause its independent public accountants to meet with Seller's independent public accountants in an attempt to resolve any differences, other than differences concerning the value of the cores in the Inventory. If such independent public accountants are unable to resolve the differences, then the issues in dispute shall be submitted to a third firm of independent public accountants selected by Seller's and Purchaser's independent public accountants for resolution, and the determination of such third firm of independent public accountants shall be final and binding upon the parties.

         Notwithstanding anything to the contrary set forth above, if Purchaser and Seller do not agree on the value of the cores in the Inventory, then MB Valuations shall be engaged for the purpose of performing a valuation of such cores based on an orderly liquidation appraisal. The determination of MB Valuations shall be final and binding upon the parties and shall be reflected in the computation of Net Asset Value.



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                  (b) If the Net Asset Value as determined in accordance with
Section 2.02(a) is greater than $10,500,000, Purchaser shall pay to Seller within five days of such determination in immediately available funds the amount of such excess. If the Net Asset Value as determined in accordance with Section 2.02(a) is less than $10,500,000, Seller shall pay to Purchaser within five days of such determination in immediately available funds the amount of such shortfall.

                  (c) All fees and expenses incurred in connection with the preparation of the Closing Balance Sheet shall be borne by Purchaser.

         2.03 Allocation of Purchase Price. On or before the Closing Date, Purchaser and Seller shall prepare a schedule (the "Allocation Schedule") reasonably acceptable to both parties setting forth the proportion of the consideration to be allocated to each of the Assets purchased pursuant to this Agreement. Purchaser and Seller shall report the purchase and sale of the Assets in their respective federal, state, local or foreign tax returns in accordance with such Allocation Schedule and will complete at Closing Internal Revenue Service Form 8594 based upon such Allocation Schedule and will adjust such Form, if necessary, to reflect the Closing Balance Sheet.

         2.04 Transfer Taxes. Purchaser shall provide Seller with a Tennessee exemption certificate stating that Purchaser is purchasing the Inventories for resale, and such other exemption certificates as Seller may reasonably request. Purchaser and Seller will divide equally any documentary transfer taxes and sales, use or other taxes imposed by reason of the transfer of the Purchased Aircraft and the Vehicles, and any deficiency, interest or penalty asserted with respect thereto.

         2.05 Proration of Taxes. Seller and Purchaser shall each pay its respective pro rata portion of all personal and real property taxes, ad valorem taxes, use taxes and assessments relating to the Assets prorated to the Closing Date based upon the number of days in the applicable taxable period during which the Assets were owned by Seller. Purchaser shall pay such sums to the appropriate taxing authorities when due, prior to becoming delinquent. Purchaser shall promptly forward to Seller after receipt copies of any such taxes and assessments and Seller shall pay to Purchaser Seller's pro rata portion of such tax or assessment. Seller shall retain liability for sales taxes relating to sales of products of the Business prior to the Closing. Purchaser agrees to pay such sales tax on behalf of Seller when due following the Closing in the manner set forth above in this Section 2.05.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that:



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         3.01 Organization; Power and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to carry on its business as it is now being conducted. Seller is duly qualified or otherwise authorized to do business as a foreign corporation and is in good standing in each jurisdiction set forth in Schedule 3.01.

         3.02 Authorization. Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby to which Seller is a party. The execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated hereby to which Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been, and each other agreement, document and instrument contemplated hereby to which Seller is a party will be, on or prior to the Closing Date, duly executed and delivered by Seller, and constitute, or upon execution and delivery will constitute, the valid, legal and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity and, with respect to Section 1.01 of that certain Stockholders Agreement to be entered into among Seller, Purchaser and the parent of Purchaser, judicial discretion as to the reasonableness thereof.

         3.03 Conflicts; Defaults. Neither the execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby to which Seller is or will be a party nor the consummation by Seller of the transactions contemplated hereby or thereby, will (a) result in a violation or breach of the Certificate of Incorporation, as amended, or the Bylaws, as amended, of Seller or, subject to obtaining the Required Consents (as hereinafter defined), any agreement, indenture or other instrument to which Seller is a party or under which Seller is bound or to which any of the Assets is subject, (b) result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets or (c) violate any law, statute, judgment, decree, injunction, order, writ, rule or regulation of any Governmental Authority having jurisdiction over the Business or the Assets.

         3.04 Consents. Except for those set forth on Schedule 3.04 (the "Required Consents"), no authorization, consent, approval, permit, license of, or filing with, any Governmental Authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance by Seller of this Agreement or any other agreement, document or instrument contemplated hereby.

         3.05 Financial Statements. Seller has furnished to Purchaser the audited balance sheet of the Business and the related audited statements of income, retained earnings and changes in financial position of the Business for the year ended December 31, 1995, including the notes thereto (the "Year End Audited Financial Statements"), and the audited balance sheet and related



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audited statements of income, retained earnings and changes in financial position of the Business for the nine-month period ended September 30, 1996 (the "Nine Month Audited Financial Statements" and together with the Year End Audited Financial Statements, the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations of the Business as of the dates and for the periods indicated (subject to year-end adjustments consistent with GAAP with respect to the Nine Month Audited Financial Statements) and have been prepared in accordance with GAAP applied on a consistent basis with prior periods.

         3.06 Liabilities and Obligations. Except for those incurred in the ordinary course of business since the date of the Financial Statements or as set forth on Schedule 3.06, the Financial Statements reflect all liabilities of Seller relating to the Business of the type required by GAAP to be reflected or disclosed in the Financial Statements and arising out of transactions effected or events occurring on or prior to the date thereof. All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Financial Statements, or incurred in the ordinary course of business since the date thereof, Seller with respect to the Business is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation, liability or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and Seller knows of no basis for the assertion of any other claims or liabilities of any nature or in any amount which, singularly or in the aggregate, are material.

         3.07 Changes in Circumstances. Except as set forth on Schedule 3.07, since September 30, 1996, Seller has not, except in the ordinary course of business:

                  (a) suffered any change that has had a material adverse effect on the Assets or the Business;

                  (b) contracted for, financed or paid any single capital expenditure relating to the Business in excess of $5,000 or total capital expenditures relating to the Business in excess of $10,000;

                  (c) mortgaged, pledged or subjected any of the Assets to any lien, lease, security interest or other charge or encumbrance, other than Permitted Liens (as hereinafter defined);

                  (d) made credit sales relating to the Business other than in the ordinary course of business consistent with past practices with respect to the size of each credit sale, the credit history of customers making purchases on credit and the terms and conditions of the sales;

                  (e) suffered any damage or destruction to or loss of any Assets (whether or not covered by insurance), or lost or terminated employees, customers or suppliers, where such



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damage, loss or termination has had or could have a material adverse effect on the Assets or the Business;

                  (f) acquired or disposed of any Assets or incurred, assumed or guaranteed any indebtedness for borrowed money or other liabilities or obligations to pay money relating to the Business except (i) the disposal or trade-in of machinery, vehicles and equipment in connection with the replacement thereof in the ordinary course of business and consistent with past practices,
(ii) the purchase or sale of inventory in the ordinary course of business and consistent with past practices, (iii) the incurrence of trade payables in the ordinary course of business and (iv) guaranties, indebtedness, liabilities and obligations incurred in the ordinary course of business consistent with past practices and that have not and will not, individually or in the aggregate, have a material adverse effect on the Assets or the Business;

                  (g) written up, written down or written off the carrying value of any of the Assets;

                  (h) changed the costing system or depreciation methods of accounting for the Assets;

                  (i) forgiven, compromised, canceled, released, permitted to lapse or waived any rights or claims that, individually or in the aggregate, are or could be material to the Assets or the Business;

                  (j) entered into, terminated or agreed to any modifications or amendments to any of the Assumed Leases or Assumed Contracts that, individually or in the aggregate, have had or could have a material adverse effect on the Assets or the Business, other than renewals or extensions thereof in the ordinary course of business;

                  (k) increased the wages, salary or compensation, or granted any other benefit to any officer, employee or agent of the Business; or

                  (l) entered into or terminated any other commitment or transaction or experienced any other event that has had or could have a material adverse effect on the Assets or the Business.

         3.08 Title to the Assets. Seller has good and marketable title to the Assets, free and clear of all liens, claims and encumbrances of any nature ("Liens") except for the following (collectively, the "Permitted Liens"): (a) Liens for taxes not yet due or delinquent and non-delinquent statutory liens arising other than by reason of Sellers' default, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and similar Liens arising by operation of law in the ordinary course of business for amounts the payment of which is either not delinquent or is being contested in good faith, (c) any interest or title of a lessor under any of the Assumed Leases and (d) the Liens set forth on Schedule 3.08 hereto.



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         3.09 Leased Facility and Accessory Shop. The only real property used in the Business is the "Demised Premises" as defined in, and leased pursuant to, that certain Net Lease, dated January 23, 1995, between Seller and Farnsworth Industrial Properties, L.P. (the "Leased Facility"), and certain space in Seller's fixed base operation in Memphis, Tennessee (the "Memphis FBO") used by the Business as an accessory shop (the "Accessory Shop"). Seller holds a valid and existing leasehold estate in the Leased Facility free and clear of all Liens other than (i) Permitted Liens and (ii) easements and restrictions which do not adversely affect the use thereof by the Business or the value thereof. No termination rights have been exercised or, to the best of Seller's knowledge, threatened by any party with respect to the lease for the Leased Facility.
Seller has no knowledge of any condemnation proceedings having been instituted or threatened against the Leased Facility or the Accessory Shop. There are no unpaid assessments (governmental or otherwise) for sewers, water, paving, electrical power or other improvements and no such assessments are threatened. The Leased Facility and the Accessory Shop are zoned in a manner to permit their current use in the operation of the Business. The Leased Facility (including, but not limited to, the roof, heating and air conditioning systems, duct work and other structural components of such building) is in sufficient condition, working order and repair appropriate to its age and design and is not in need of repairs in excess of $10,000 in the aggregate. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems or utilities serving the Leased Facility and the Accessory Shop are installed and operating and are sufficient to enable the Leased Facility and Accessory Shop to continue to be used and operated in the manner currently being used and operated.

         3.10 Inventory and Equipment; Condition of Assets. Seller has, and upon consummation of the transactions contemplated by this Agreement, Purchaser will acquire, good title to the Inventory and Equipment (other than the Equipment being leased pursuant to the Assumed Leases), free and clear of any Liens, other than the Permitted Liens. Seller holds valid and existing leaseholds in all of the Equipment leased pursuant to the Assumed Leases, in each case under a valid and enforceable lease. The Leased Facility, the Equipment, the Vehicles and the Purchased Aircraft are in good condition and repair, normal wear and tear excepted, are adequate for their intended use in the Business in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein. The Inventories are in good and merchantable condition and are not obsolete or defective except for Inventory that is obsolete or not sellable in the ordinary course of business (a) that has been written down to an amount not in excess of market value or (b) for which reserves have been provided in the Financial Statements.

         3.11 Assumed Leases and Assumed Contracts. Each of the Assumed Leases and the Assumed Contracts is in full force and effect and is valid, binding and enforceable against Seller in accordance with its terms, and all sums payable or receivable thereunder are current, no notice of default or termination is outstanding, no uncured default on the part of Seller, or, to the best of Seller's knowledge, any other party thereto exists thereunder, and, to the best of Seller's knowledge, no event has occurred and no condition exists which, with the giving of



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notice or lapse of time or both, would constitute such a default. None of the
Assumed Leases or the Assumed Contracts has been amended or modified except as set forth on Schedule 1.1(h). Seller does not currently contemplate, nor does Seller have knowledge that any other person or entity currently contemplates, any material amendment or change to any Assumed Lease or Assumed Contract. Seller has not received notice of any plan or intention of any other party to any Assumed Lease or Assumed Contract to exercise any right to cancel or terminate such Assumed Lease or Assumed Contract, and knows of no fact that would justify the exercise of such right. Seller has made available or delivered to Purchaser complete and correct copies of all Assumed Leases and Assumed Contracts.

         3.12 Intellectual Property. Seller is not under any obligation to pay any royalties or similar payments to any person or business in connection with the use or right to use any Intellectual Property. To the best of Seller's knowledge, in its conduct of the Business Seller has not infringed and is not now infringing the proprietary rights belonging to any person or business, and, to the best of Seller's knowledge, there is no infringement by others of any Intellectual Property owned by Seller.

         3.13 Corporate Name. There are no actions, suits or proceedings pending or threatened against or, to the best of Seller's knowledge, affecting Seller that may result in any impairment of the right of Seller to use the Corporate Name. The use of the Corporate Name does not infringe the rights of any third party nor is it confusingly similar to the corporate name of any third party. After the Closing Date, no person or business other than Purchaser will be authorized, directly or indirectly, to use the Corporate Name.

         3.14 Permits and Licenses; Compliance with Law. Except to the extent not transferrable, the Permits constitute all necessary governmental licenses, franchises, permits, approvals, authorizations and rights, whether federal, state or local, that are necessary for Seller to engage in the Business and that, if not possessed, would have a material adverse effect on the Assets or the Business. There are no existing violations of any such Permits, or of any other applicable federal, state or local law, statute, ordinance, order or regulation the failure to comply with which would have a material adverse effect on the Business or the Assets or the ability of Seller to perform its obligations under this Agreement or the other agreements, documents and instruments contemplated hereby to which Seller is a party.

         3.15 Litigation. Except as set forth on Schedule 3.15, Seller is not a party to, and the Assets and the Business are not the subject of, any pending or, to the best of Seller's knowledge, threatened litigation, action, suit, proceeding, claim, investigation or administrative proceeding by or with another party, nor, to the best of Seller's knowledge, does there exist any basis for any litigation, action, suit or proceeding to which Seller (or following the Closing, Purchaser) could be a party which, if adversely determined, would have a material adverse effect on the Assets or the Business or which questions or otherwise affects the validity of this Agreement or any action taken or to be taken or documents executed or to be executed pursuant to or in connection with the provisions of this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Seller having, or which may have, a material adverse effect on the Assets or the Business.

         3.16 Taxes. There are no liens for Taxes upon the Assets except for statutory Liens for Taxes not yet due or delinquent. All material tax returns required to be filed by Seller with respect to the Business have been timely filed with the appropriate taxing authorities (after giving effect to any valid extensions). None of the assets or properties of the Business is an asset or property that is or will be required to be treated as being (a) owned by any person (other than Seller) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986 (the "1954 Code"), or (b) tax exempt use property within the meaning of Section 168(h)(1) of the 1954 Code. As used in this Agreement, "Taxes" (and all derivations thereof) means all federal, state and local sales, use, property, payroll, excise, fuel, environmental, customs or other similar type of tax, duty or fee or payment in lieu of tax, duty or fee (other than taxes measured upon net income), as well as any related amounts of interest or penalties, imposed by any Governmental Authority with respect to the ownership, operation or use of the Business or the Assets.

         3.17 Certain Employee Items. Schedule 3.17 sets forth a complete list of all employees of the Business and the present compensation (cash and non-cash) for each. Seller is not a party to any labor or collective bargaining agreement relating to the Business and there are no labor or collective bargaining agreements which pertain to any employees of the Business. No labor organization, collective bargaining representative or group represents or, to the best of Seller's knowledge, claims to represent any employees of the Business. There is no labor strike, dispute, work stoppage, slow down or lockout pending or, to the best of Seller's knowledge, threatened against or affecting the Business and, to the best of Seller's knowledge, no union organizational campaign is in progress and no question concerning representation exists. There are no unfair labor practice charges, grievances or complaints pending or, to the best of Seller's knowledge, threatened by or on behalf of any employee or group of employees of the Business which, if individually or collectively resolved against the Business might have a material adverse effect on the Assets or the Business. There are no complaints or charges pending or, to the best of Seller's knowledge, threatened to be filed with any federal, state or local court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to employment by the Business. Seller is in compliance with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

         3.18 Employee Benefit Plans and Arrangements. Schedule 3.18 lists all of Seller's employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to employees of the Business, including, without limitation, executive compensation plans, employee retirement plans, pension trusts, profit-sharing, bonus or stock purchase plans, medical plans, life insurance plans, disability plans, severance pay plans, or other employee benefit plans for such employees (collectively, the "Plans"). With respect to the Plans, Seller has delivered to Purchaser copies of summary plan descriptions.

         Schedule 3.18 identifies each such Plan intended to be a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise set forth on Schedule 3.18, Seller has not participated in, maintained or contributed to any "multiemployer employee welfare benefit plan" or "multiemployer employee pension benefit plan" and no employees of Seller are covered by any such multiemployer employee welfare benefit plan or multiemployer employee pension benefit plan. For purposes of this Section 3.18, a "multiemployer employee welfare benefit plan" is a plan covering more than one employer and that is negotiated with one or more unions, and a "multiemployer employee pension benefit plan" is a plan described in Section 4001(a)(3) of ERISA.

         3.19 Environmental Matters. Except as disclosed on Schedule 3.19:

                  (a) the operations of the Business have been and are in compliance with all Environmental Laws (as hereinafter defined), except for such non-compliance which would not have a material adverse effect on the Assets or the Business;

                  (b) no judicial or administrative proceedings are pending or, to the best of Seller's knowledge, threatened against Seller relating to the Business, the Leased Facility or the Accessory Shop that allege the violation of or seek to impose liability pursuant to any Environmental Law, and, to the best of Seller's knowledge, there are no investigations pending or threatened against the Leased Facility, the Accessory Shop or Seller with respect to the Business, which could give rise to material Environmental Costs and Liabilities (as hereinafter defined);

                  (c) there are no facts, circumstances or conditions relating to, arising from or attributable to the Business, the Leased Facility or the Accessory Shop or, to the best of Seller's knowledge, adjacent properties that are reasonably likely to give rise to material Environmental Costs and Liabilities; and

                  (d) Seller has given Purchaser copies of all environmentally related audits, assessments, studies, reports, analyses and results of investigations of the Leased Facility and the Accessory Shop that are in Seller's possession, custody or control.

         For purposes of this Agreement, the following terms shall have the following meanings:

                  "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remove, treat, or in any other way address any Hazardous Materials) arising from or under any Environmental Law.

                  "Environmental Laws" means any applicable federal, state, local or foreign laws (including common law), statute, code, ordinance, rule, regulation or other legal requirement relating to the environment, natural resources or public and employee health and safety, and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) (CERCLA), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. et seq), the Clean Air Act (33 U.S.C. Section 2601 et seq), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.) and the Occupational Safety and Health Act (24 U.S.C. Section 651 et seq.) as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

                  "Hazardous Materials" means any substance, material or waste which is regulated by any Governmental Authority, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

         3.20 Insurance. The Assets are insured by Seller under valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as are customary in the industry in which the Business operates. Seller has provided Purchaser with true and complete copies of such policies.

         3.21 Brokers, Finders and Agents. Seller is not directly or indirectly obligated to anyone as a broker, finder, agent or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

         3.22 Full Disclosure. No representation or warranty of Seller contained in this Agreement or any other agreement, document or instrument between the parties hereto contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading

         3.23 Purchased Aircraft. The Purchased Aircraft is airworthy and current with respect to all airworthiness directives and mandatory and recommended service bulletins.

         3.24 The Assets. Except for certain assets which are not transferable or which arise by virtue of the ownership of Seller by AMR Corporation, all of which assets are set forth on

Schedule 3.24, the Assets, whether owned or leased, constitute all of the assets, whether real, personal, tangible or intangible, used by Seller to carry on the business as presently conducted.

         3.25 Receivables. All of Seller's accounts and notes receivable from customers and others for products sold in the Business have arisen as a result of sales made in the ordinary course of business and consistent with past practices, and Seller has no reason to believe that such accounts and notes receivable will not be paid in full as and when due.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller that:

         4.01 Organization; Power and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to carry on its business as it is now being conducted.

         4.02 Authorization. Purchaser has full corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby to which Purchaser is a party. The execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated hereby to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and each other agreement, document and instrument contemplated hereby to which Purchaser is a party will be, on or prior to the Closing Date, duly executed and delivered by Purchaser, and constitute, or upon execution and delivery will constitute, the valid, legal and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity.

         4.03 Conflicts; Defaults. Neither the execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby to which Purchaser is or will be a party nor the consummation by Purchaser of the transactions contemplated hereby or thereby, will (a) result in a violation or breach of the Certificate of Incorporation or the Bylaws of Purchaser or any agreement, indenture or other instrument to which Purchaser is a party or under which Purchaser is bound or (b) violate any law, statute, judgment, decree, injunction, order, writ, rule or regulation of any Governmental Authority having jurisdiction over Purchaser.

         4.04 Consents. No authorization, consent, approval, permit, license of, or filing with, any Governmental Authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or any other agreement, document and instrument contemplated hereby by Purchaser, other than FAA repair station authority and those permits or licenses which will be obtained prior to Closing.

         4.05 Financial. Purchaser shall have at the Closing equity and/or debt financing in an amount sufficient to pay the Purchase Price and consummate the transactions contemplated by this Agreement and the other agreements, documents and instruments contemplated hereby.

         4.06 Brokers, Finders and Agents. Purchaser is not directly or indirectly obligated to anyone as a broker, finder, agent or in any similar capacity in connection with this Agreement or the transactions contemplated hereby.

                                    ARTICLE V

                               COVENANTS OF SELLER

         5.01 Access to Information. Seller shall provide Purchaser and Purchaser's representatives reasonable access to the Assets and to Seller's books and records relating to the Assets and the Business, wherever located, allow Purchaser and its representatives to make such audits, inspections and tests (including environmental inspections and tests) thereof as Purchaser may reasonably request and cause its officers and advisors to furnish Purchaser and its representatives with such financial and operating data and other information with respect to the Assets and the Business as Purchaser may from time to time reasonably request. Seller shall also permit Purchaser to meet with and interview employees, customers and suppliers of the Business for the purpose of permitting Purchaser to become familiar with and to better understand the Assets and the Business.

         5.02 Conduct of Business Pending Closing. Prior to the Closing, except as otherwise permitted or required by this Agreement or with the prior written consent of Purchaser, Seller shall:

                  (a) operate the Business only in the ordinary course and, with respect to the Business, will not introduce any new method of management or operation or incur any obligation or liability, absolute or contingent, other than those incurred in the ordinary course of business consistent with past practices;

                  (b) use its reasonable efforts, consistent with the manner in which the Business is currently operated, to preserve the Assets, the Leased Facility and the Business intact and to retain the present employees, customers and suppliers of the Business to the extent profitable;

                  (c) not take any action that could have a material adverse effect on the Assets, the Leased Facility or the Business or take or fail to take any action that would cause or permit the representations made in Article III hereof to be inaccurate at the time of Closing or preclude Seller from making such representations and warranties at and as of the time of Closing;

                  (d) to the extent related to the Assets or the Business, not contract for, finance or pay any single capital expenditure in excess of $5,000 or total capital expenditures in excess of $10,000;

                  (e) not mortgage, pledge or subject any of the Assets or the Leased Facility to any Lien, lease, security interest or other charge or encumbrance, other than Permitted Liens;

                  (f) in respect of the Business, not make credit sales other than in the ordinary course of business consistent with past practices with respect to the size of each credit sale, the credit history of customers making purchases on credit and the terms and conditions of the sales;

                  (g) not acquire or dispose of any of the Assets or incur, assume or guaranty any indebtedness for borrowed money or other liabilities or obligations to pay money relating to the Business, except for the incurrence of trade and other payables in the ordinary course of business;

                  (h) not write up, write down or write off the carrying value of any of the Assets;

                  (i) not enter into, terminate or agree to any modifications or amendments to any Assumed Leases or Assumed Contracts;

                  (j) not materially increase or modify the wages, salary or compensation of, or grant any additional benefit to any officer, employee or agent of the Business;

                  (k) not enter into, terminate, modify or supplement any collective bargaining agreement relating to employees of the Business; and

                  (l) not modify or terminate (i) that certain Domestic New Aircraft/Sales and Service Center and Parts Distribution Agreement, dated January 1, 1996 (the "Piper Distribution Agreement"), between Seller and The New Piper Aircraft, Inc. ("Piper"), as amended, or (ii) its distribution arrangement with Cessna Aircraft Company ("Cessna").

         5.03 Notice of Material Adverse Change. Seller shall promptly inform Purchaser in writing of any material adverse change in the condition of the Assets or the Business. Notwithstanding the disclosure to Purchaser of any such material adverse change, Seller shall not be relieved of any liability for, nor shall the providing of such notice by Seller to Purchaser be deemed a waiver by Purchaser of, the breach of any representation or warranty of Seller contained in this Agreement.

         5.04 Consents. Seller shall use its reasonable efforts to obtain prior to the Closing the Required Consents, including all necessary consents relating to the assignment of each of the Assumed Leases and the Assumed Contracts, and shall make prior to the Closing all material filings, give all material notices and otherwise comply in all material respects with all governmental laws, rules and regulations which are required on the part of Seller in order to enter into and perform this Agreement and the other agreements, documents and instruments contemplated hereby to which Seller is a party.

         5.05 Reasonable Efforts to Satisfy Conditions. Seller shall use its reasonable efforts to cause the Purchaser's conditions to closing set forth in
Article VIII to be satisfied to the extent that the satisfaction of such conditions is in the control of Seller.

         5.06 Benefit Plans. Seller shall satisfy all of its obligations under the Plans.

         5.07 Environmental Permits. Seller shall cooperate with Purchaser to assist Purchaser in identifying all licenses, authorizations, permissions or other permits required by or pursuant to Environmental Laws (collectively, "Environmental Permits") necessary to operate the Business as of the Closing Date and will, where permissible, transfer existing Environmental Permits of Seller to Purchaser or, where permissible, assist in obtaining new Environmental Permits for Purchaser.

         5.08 No Solicitation. Provided that this Agreement has not been terminated in accordance with the terms hereof, prior to the Closing, Seller shall not, and shall not permit any of its affiliates, officers, directors, employees or agents to, directly or indirectly, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person (other than Purchaser) concerning any sale of assets or other transaction involving transfer of the Business. In the event that Seller or any of its affiliates, officers, directors or agents receives any bona fide proposal with respect to any such transaction, Seller shall provide Purchaser with prompt notice of the terms of such proposal.

         5.09 Noncompete. For a period commencing on the Closing Date and ending on the date on which Seller ceases to own any shares of capital stock of Purchaser, Seller shall not and shall cause its affiliates not to (i) cause, induce or encourage any material customer, supplier, manufacturer or licensor of the Business at the time of Closing, or any other person that has a business relationship with Seller which is material to the Business at the time of Closing, to terminate or change any such relationship in a manner which would be adverse to the Business, or (ii) conduct, participate or engage, directly or indirectly, in a business which offers aircraft parts for sale throughout the United States of America. It is understood and agreed that the foregoing shall not prevent Seller from offering aircraft parts for sale in connection with the operation of aircraft maintenance facilities, including sales of parts that are not installed at such facilities, provided that Seller and its affiliates neither engage in advertising nor employ salesmen to promote such sales of aircraft parts and that such sales in the aggregate are not material to the Business as it exists on the Closing Date. If Seller sells any or all of its fixed base operations to a party other than Purchaser, Seller shall cause such purchaser to agree to honor Seller's obligations under this Section 5.09 until the date on which Seller ceases to own any shares of capital stock of Purchaser.

         5.10 The New Piper Aircraft, Inc.. Subject to Purchaser's continued compliance with its covenant set forth in Section 6.05, Seller agrees that, until the date on which Seller ceases to own any shares of the capital stock of
Purchaser:

                  (a) although Seller is under no obligation to continue or renew the Piper Distribution Agreement, Seller shall not, without Purchaser's prior written consent, modify, amend or renew such agreement if such, modification, amendment or renewal would be on terms less favorable to Purchaser or to the Business than the terms which are then in effect; and

                  (b) if Seller determines to discontinue its Piper distributorship business, Seller shall enter into good faith negotiations with Purchaser for the sale of such business before it negotiates with any other party.

         5.11 Cessna Aircraft Company. Subject to Purchaser's continued compliance with its covenant set forth in Section 6.05, Seller agrees that, until the date on which Seller ceases to own any shares of the capital stock of
Purchaser:

                  (a) although Seller is under no obligation to continue or renew its distributorship arrangement with Cessna, at any time Seller retains its distributorship relationship with Cessna, Seller shall serve as the representative for the Business with Cessna, and will continue to allow Purchaser to purchase Cessna products from Seller in a manner consistent with current purchases by the Business of such products from Seller, and Seller shall not, without Purchaser's prior written consent, modify, amend or renew its agreement with Cessna if such modification, amendment or renewal would be on terms less favorable to Purchaser or to the Business than the terms which are then in effect; and

                  (b) if Seller determines to discontinue its Cessna distributorship business, Seller shall enter into good faith negotiations with Purchaser for the sale of such business before it negotiates with any other party.

         5.12 Sale of the Memphis FBO. Seller agrees that, until the date on which Seller ceases to own any shares of the capital stock of Purchaser:

                  (a) if Seller determines to sell the Memphis FBO, other than in connection with the sale of all or substantially all of the fixed based operations owned by Seller and its affiliates, Seller shall enter into good faith negotiations with Purchaser for the sale of such facility before it negotiates with any other party; and

                  (b) if the Memphis FBO is sold to a party other than Purchaser, Seller shall cause such purchaser to honor Seller's obligations under Sections 5.10 and 5.11 hereto.

         5.13 FAA Repair Station Authority. Until such time as the Federal Aviation Administration issues repair station authority to Purchaser, Seller shall maintain its current repair station authority with respect to the Business and shall permit Purchaser to operate under such repair station authority.

         5.14 Employee Related Obligations. Seller shall satisfy all employee related costs and obligations of Seller, including the payment of bonuses to employees for the year ended December 31, 1996 if earned or awarded pursuant to Seller's existing bonus plans.

         5.15 The Purchased Aircraft. Purchaser shall be permitted to conduct a pre-Closing inspection of the Purchased Aircraft.

         5.16 The New Piper Aircraft, Inc. and Cessna Aircraft Company. Seller shall comply with all terms and obligations set forth in the Piper Distribution Agreement and in Seller's distributorship agreement with Cessna, including, but not limited to, obligations concerning the use of forms, compliance with policies, procedures and manuals, timely payment, maintenance of adequate inventory and insurance coverage. Seller further agrees to indemnify Purchaser from and against any and all liabilities, losses, costs, expenses, damages, penalties, assessments, demands, claims and causes of action incurred by Purchaser which arise from a failure of Seller to comply with the terms of this
Section 5.16, unless such failure is caused by the failure of Purchaser to comply with the terms of Section 6.05 of this Agreement. The provisions of this
Section 5.16 shall terminate at such time as Seller ceases to own any shares of the capital stock of Purchaser, provided that such termination shall not affect any claims by Purchaser for indemnification in respect of any period prior to such termination.

         5.17 Receivables. All duly presented receivables from Seller or its affiliates to the Business arising prior to the Closing and transferred to Purchaser pursuant hereto shall be paid in the ordinary course of business, but in any event within 30 days after the Closing.

                                   ARTICLE VI

                             COVENANTS OF PURCHASER

         6.01 Retention of Records. Purchaser shall retain all Records which purchaser receives from Seller for the entire period required by the Internal Revenue Service, the Department of Labor, the Federal Aviation Administration or any other Governmental Authority for which Seller is required to retain records. After the Closing, Seller and its representatives shall have reasonable access to all such Records during normal business hours. In addition, Purchaser shall, upon reasonable request of Seller, furnish to Seller, without charge, copies of any such Records.

         6.02 Filings; Notices. Purchaser shall make prior to the Closing all material filings, give all material notices and otherwise comply in all material respects with all governmental laws, rules and regulations which are required on the part of Purchaser in order to enter into and perform this Agreement and the other agreements, documents and instruments contemplated hereby to which Purchaser is a party.

         6.03 Reasonable Efforts to Satisfy Conditions. Purchaser shall use its reasonable efforts to cause the Seller's conditions to closing set forth in
Article IX to be satisfied to the extent that the satisfaction of such conditions is in the control of Purchaser.

         6.04 Financing. Purchaser shall have at the Closing equity and/or debt financing in an amount sufficient to pay the Purchase Price and consummate the transactions contemplated by this Agreement and the other agreements, documents and instruments contemplated hereby.

         6.05 The New Piper Aircraft, Inc. and Cessna Aircraft Company. Purchaser shall comply with all terms and obligations of general application or applicable to the distribution of parts set forth in the Piper Distribution Agreement and in Seller's distributorship agreement with Cessna as if Purchaser were a named party thereto, including, but not limited to, obligations concerning the use of forms, compliance with policies, procedures and manuals, timely payment, maintenance of adequate inventory and insurance coverage. Purchaser further agrees to indemnify Seller from and against any and all liabilities, losses, costs, expenses, damages, penalties, assessments, demands, claims and causes of action incurred by Seller which arise from a failure of Purchaser to comply with the terms of this Section 6.05, unless such failure is caused by the failure of Seller to comply with the terms of Section 5.16 of this Agreement. Purchaser further agrees that, if the Business is sold to a party other than Seller, Purchaser shall cause such purchaser to agree to honor Purchaser's obligations under this Section 6.05. The provisions of this Section
6.05 shall terminate at such time as Seller ceases to own any shares of the capital stock of Purchaser, provided that such termination shall not affect any claims by Seller for indemnification in respect of the period prior to such termination.

                                   ARTICLE VII

                  ADDITIONAL AGREEMENTS OF SELLER AND PURCHASER

         7.01 Confidentiality. Prior to the Closing, Seller and Purchaser shall keep this Agreement and its terms confidential, except as set forth in Section
7.02. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the business or affairs of the other party, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, customer lists and files, prices and costs, business and financial records, information relating to personnel, contracts, liabilities and litigation. Should the transactions contemplated hereby not be consummated, upon the request of either party to this Agreement, the other party shall return to the requesting party all confidential information received from such party in connection with this transaction. Notwithstanding the foregoing, the parties may disclose the terms of this Agreement and the transactions contemplated hereby and the information concerning the Business and the Assets to their respective affiliates, employees, attorneys and accountants, and Purchaser may also disclose such information to existing and prospective lenders, to the extent reasonably necessary to consummate the transactions contemplated hereby and upon advising them of the confidential nature of such information.

         7.02 Public Announcements. Prior to the Closing, each of Seller and Purchaser agrees to use its reasonable efforts to consult with the other before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated by this Agreement and, except as Seller or Purchaser or their respective affiliates may deem necessary in order to comply with legal or stock exchange requirements, shall not issue any such press release, make any such public statement or file any report prior to the other party approving such press release, public statement or report.

         7.03 Certain Employee Matters. Purchaser shall offer employment to the active employees of Seller listed on Schedule 3.17 hereto, other than those employees who are on disability or other leave of absence as of the Closing (the "Employees"), and Seller will use reasonable efforts to cause the Employees to make their employment services available to Purchaser. Employment will be offered to the Employees at the same base salary or hourly wage rate at which Seller employed such Employees as of the Closing. Purchaser agrees to honor accrued vacation time accumulated and vested by the Employees and to determine eligibility for benefits of the Employees and their dependents under Purchaser's health insurance without reference to "pre-existing condition" exceptions. Seller shall cooperate with Purchaser to ensure that Purchaser is provided after the Closing Date with all relevant information necessary for reporting employee withholding taxes and handling other employee matters. Purchaser and Seller intend that, notwithstanding anything in this Section 7.03, the Employees shall not be third party beneficiaries of this Agreement.

         Purchaser shall establish, within 30 days after the Closing Date, a 401(k) plan which is intended to qualify under Section 401 of the Code and shall take all actions required to so qualify such plan (including preservation of Section 411(d)(6) of the Code protected benefits). Seller shall cause all contributions and other allocations with respect to the period prior to the Closing Date to be paid to the individual accounts of the Employees under its 401(k) plan prior to the last day of the month following the Closing Date (the "Valuation Date"). Seller shall cause the value of the individual accounts (vested and unvested) of Employees under its 401(k) plan as of the Valuation Date to be transferred, in cash, outstanding plan loans to Employees or other property acceptable to Purchaser, to Purchaser's 401(k) plan within ten business days thereafter, as such value may be equitably adjusted for earnings, losses and distributions with respect to such accounts from the Valuation Date to the actual date of transfer. Purchaser shall preserve all rights, benefits and features contained in Seller's 401(k) plan. If any Employee terminates employment with Purchaser and thereby forfeits any portion of his or her individual retirement account attributable to the amount transferred from Seller's 401(k) plan, Purchaser shall pay in cash to Seller an amount equal to the value of such forfeited portion as of the end of the plan year in which such forfeiture occurs.

         7.04 Bulk Transfer Laws. Prior to the Closing, Seller and Purchaser will comply in all material respects with any applicable bulk transfer laws.

         7.05 Non Solicitation of Employees. For a period of three years from the date of this Agreement, neither Seller nor Purchaser shall, nor shall it allow its affiliates to, cause, induce or encourage any employees of the other, whether employed in the Business or not, to become employees of itself. This Agreement shall survive any termination of this Agreement, unless specifically agreed by mutual written consent of Seller and Purchaser.

                                  ARTICLE VIII

                        PURCHASER'S CONDITIONS TO CLOSING

         Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfilment at or prior to Closing of each of the following conditions:

         8.01 Representations and Warranties. The representations and warranties of Seller contained herein and in each of the agreements, documents and instruments executed pursuant hereto shall have been true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date.

         8.02 Covenants. Seller shall have performed and complied in all material respects with all agreements, covenants or conditions required by this Agreement or any of the agreements, documents or instruments executed pursuant hereto to be performed and complied with by Seller prior to Closing.

         8.03 No Material Adverse Change. No material adverse change in the Assets or the Business shall have occurred after the date of this Agreement and prior to the Closing; provided, however, that should a material adverse change in the prospects of the Business occur, Purchaser and Seller shall attempt to negotiate a mutually acceptable resolution which allows them to complete the Closing. For purposes of this Section 8.03, Purchaser and Seller acknowledge and agree that any variance in the revenue, earnings, or results of operations of the Business from projections thereof provided to or created by Purchaser shall not in and of itself constitute a material adverse change in the Business.

         8.04 Proceedings. No action, proceeding or order by any court or Governmental Authority shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         8.05 Delivery of Instruments. Seller shall have executed and delivered to Purchaser the Bill of Sale, the Aircraft Bill of Sale, the Assignment and Assumption Agreement and such other conveyance documents as are required by
Section 1.05.

         8.06 Stock Purchase Agreement and Stockholders Agreement. Seller shall have executed and delivered to Purchaser a stock purchase agreement in substantially the form of Exhibit D hereto (the "Stock Purchase Agreement") and a stockholders agreement in substantially the form of Exhibit E hereto (the "Stockholders Agreement").

         8.07 Sublease Agreement. Seller and Purchaser shall have entered into a sublease agreement relating to the Accessory Shop leasing to Purchaser the Accessory Shop for a period of six months from the Closing Date, and on a month-to-month basis for an additional period of six months thereafter, at a monthly rental of $879.

         8.08 Consents. Seller shall have delivered to Purchaser all Required Consents.

         8.09 Combs License Agreement. Seller shall have executed and delivered to Purchaser a license agreement (the "Combs License Agreement") granting Purchaser (a) the right for a period commencing on the Closing Date and ending on the later of (i) the second anniversary of this Agreement or (ii) the date on which AMR Corporation ceases to own, directly or indirectly, a majority of the capital stock of AMR Combs, Inc. to use the name "AMR Combs" in conjunction with the names "Aircraft Parts International" or "API" and (b) the right for a period commencing on the Closing Date and ending on the date on which Seller ceases to own any shares of the capital stock of Purchaser to use the name "Combs" in conjunction with the names "Aircraft Parts International" or "API."

         8.10 Parts Purchase Agreement. Seller shall have executed and delivered to Purchaser a purchase agreement (the "Parts Purchase Agreement"), on terms mutually acceptable to the parties, pursuant to which Seller shall agree to purchase goods from Purchaser after the Closing.

         8.11 Officer's Certificate. Seller shall have delivered to Purchaser a certificate executed by an executive officer of Seller dated the Closing Date confirming the matters set forth in Sections 8.01 and 8.02 and certifying that the transactions contemplated hereby and the execution, delivery and performance of this Agreement and the documents, agreements and instruments contemplated hereby to which Seller is or will be a party have been duly authorized by all necessary corporate action of Seller.

         8.12 The New Piper Aircraft Company, Inc.. Piper shall have consented to Purchaser acquiring and operating the Business and shall have agreed to continue to supply parts to the Business under the terms of the Piper Distribution Agreement.

                                   ARTICLE IX

                         SELLER'S CONDITIONS TO CLOSING

         9.01 Representations and Warranties. The representations and warranties of Purchaser contained herein and in each of the agreements, documents and instruments executed pursuant hereto shall have been true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date.

         9.02 Covenants. Purchaser shall have performed and complied in all material respects with all agreements, covenants or conditions required by this Agreement or any of the agreements, documents or instruments executed pursuant hereto to be performed and complied with by Purchaser prior to Closing.

         9.03 Proceedings. No action, proceeding or order by any court or Governmental Authority shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         9.04 Payment of the Purchase Price. Purchaser shall have delivered to Seller the Purchase Price.

         9.05 Release from Real Property Lease. Seller shall have entered into a termination and release agreement with the owner of the Leased Facility terminating Seller's obligations in respect of the lease of the Leased Facility.

         9.06 Delivery of Instruments. Purchaser shall have executed and delivered to Seller the Assignment and Assumption Agreement and such other assumption documents as are required to be executed and delivered by Purchaser pursuant to Section 1.06.

         9.07 Stock Purchase Agreement and Stockholders Agreement. Purchaser shall have executed and delivered to Seller the Stock Purchase Agreement and the Stockholders Agreement.

         9.08 Combs License Agreement. Purchaser shall have executed and delivered to Seller the AMR Combs License Agreement.

         9.09 Parts Purchase Agreement. Purchaser shall have executed and delivered to Seller the Parts Purchase Agreement.

         9.10 Exemption Certificates. Purchaser shall have provided Seller with a Tennessee exemption certificate stating that Purchaser is purchasing the Inventories for resale, and such other exemption certificates as Seller may reasonably request.

         9.11 Officer's Certificate. Purchaser shall have delivered to Seller a certificate executed by an executive officer of Purchaser dated the Closing Date confirming the matters set forth in Sections 9.01 and 9.02 and certifying that the transactions contemplated hereby and the execution, delivery and performance of this Agreement and the documents, agreements, and instruments contemplated hereby to which Purchaser is or will be a party have been duly authorized by all necessary corporate action of Purchaser.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.01 Seller's Indemnification Obligations. Subject to the terms and conditions of this Article X, Seller agrees to indemnify, defend and hold harmless Purchaser and its officers, directors, stockholders, agents, attorneys and affiliates (each a "Purchaser Indemnified Party") from and against any and all Damages (as hereinafter defined) asserted against or incurred by such Purchaser Indemnified Party by reason of or resulting from:

                  (a) a breach by Seller of any representation, warranty, covenant, obligation or agreement contained herein or in any agreement, document or instrument executed pursuant hereto;

                  (b) any product liability or breach of warranty claims relating to products sold by Seller prior to the Closing, and all general liability claims arising out of or relating to the Business prior to the Closing, whether any such claims are asserted prior to or after the Closing;

                  (c) any obligation or liability under or related to any employee benefit plans of Seller;

                  (d) any and all liabilities and obligations of Seller not expressly assumed by Purchaser pursuant to this Agreement or the agreements, documents and instruments executed pursuant hereto; and

                  (e) any and all Environmental Cost and Liabilities based upon, attributable to, arising out of or resulting from Seller's operation of the Leased Facility, the Accessory Shop or the Business to the extent relating to operations, activities or events that occurred prior to the Closing with respect to the Leased Facility and the Business, and at any time, other than during the post-Closing period during which Purchaser is subleasing the Accessory Shop, with respect to the Accessory Shop.

         For purposes of this Article X, "Damages" means any and all liabilities, losses, costs, expenses, damages, penalties, assessments, demands, claims and causes of action, including, without limitation, reasonable attorneys' fees and expenses and court costs, incurred by any Purchaser Indemnified Party.

         10.02 Purchaser's Indemnification Obligations. Subject to the terms and conditions of this Article X, Purchaser agrees to indemnify, defend and hold harmless Seller and its officers, directors, stockholders, agents, attorneys and affiliates (each a "Seller Indemnified Party") from and against any and all Damages asserted against or incurred by such Seller Indemnified Party by reason of or resulting from:

                  (a) a breach by Purchaser of any representation, warranty, covenant, obligation or agreement contained herein or in any agreement, document or instrument executed pursuant hereto;

                  (b) the failure of Purchaser to pay, perform and discharge when due any Assumed Lease or Assumed Contract; and

                  (c) any other claims arising out of or relating to the operation of the Business or the ownership of the Assets after the Closing.

         10.03 Conditions to Indemnification. The respective obligations and liabilities of the indemnifying parties to the parties to be indemnified under Sections 10.01 and 10.02 hereof with respect to claims arising from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) Promptly after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or within 30 days (or such shorter period as may be necessary in order that the rights of the indemnifying party will not be prejudiced) after the assertion in writing of any other claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the party to be indemnified may participate in the defense with counsel of its own choice at its own expense.

                  (b) If the indemnifying party, by the 30th day after its receipt of notice of any such claim (or, if earlier, by the fifth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not notify the party to be indemnified that it has elected to defend against such claim, the party to be indemnified will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. The party to be indemnified will notify the indemnifying party of any proposed settlement no later than three days before such settlement is effected.

                  (c) Anything in this Section 10.03 to the contrary notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified, in form and substance satisfactory to that party, a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior written consent of the party to be indemnified.

                  (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

                  (e) The failure of a party seeking indemnification hereunder to provide any notice required hereunder shall not relieve the indemnifying party from any liability it would otherwise have hereunder, except to the extent that the indemnifying party has been materially prejudiced thereby.

         10.04    Limitation of Claims.

                  (a) No claim for indemnification may be made by a Purchaser Indemnified Party or a Seller Indemnified Party pursuant to this Article X for Damages relating to breaches of any of the representations and warranties contained herein unless and until such time as all claims of parties seeking indemnification against a party hereunder exceed $50,000 in the aggregate, at which time any and all claims of such party for indemnification for such Damages in excess of such amount may be asserted.

                  (b) No claim for indemnification for Damages relating to breaches of any of the representations or warranties contained herein may be made by Purchaser or Seller pursuant to this Article X after the first anniversary of the Closing Date and no claim for indemnification for Damages relating to matters other then breaches of any representations or warranties may be made by Purchaser or Seller pursuant to this Article X after the fifth anniversary of the Closing Date, provided that the foregoing shall not limit in any respect the ability of Purchaser or Seller to make any other claim hereunder, including, without limitation, a claim for breach of any covenant or agreement contained herein.

         10.05 Indemnification for Negligent Indemnity. The indemnification provided in this Article X shall remain operative and in full force and effect whether or not negligence on the part of the indemnified party is alleged or proven.

         10.06 Reimbursement. If the indemnifying party shall undertake the defense, compromise or settlement of a claim pursuant to this Article X and it is later determined that such claim was not a claim for which the indemnifying party is required to indemnify the indemnified party under this Article X, the indemnified party shall reimburse the indemnifying party for all of the indemnifying parties costs and expenses with respect to such defense, compromise or settlement, including reasonable attorneys' fees and expenses.

                                   ARTICLE XI

                                   TERMINATION

         11.01 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing (except with respect to (e) below):

                  (a)  by mutual written consent of Seller and Purchaser;

                  (b) by Purchaser, if there has been a material misrepresentation or breach of warranty in the representations and warranties of Seller herein, or if there has been any material failure on the part of Seller to comply with its obligations hereunder, and such misrepresentation, breach or failure to comply is not or cannot be cured by March 15, 1997 and has not been waived;

                  (c) by Seller, if there has been a material misrepresentation or breach of warranty in the representations and warranties of Purchaser herein, or if there has been any material failure on the part of Purchaser to comply with its obligations hereunder, and such misrepresentation, breach or failure to comply is not or cannot be cured by March 15, 1997 and has not been waived;

                  (d) by Purchaser or Seller, if the conditions precedent to their respective obligations to close the transactions contemplated by this Agreement have not been satisfied or waived by March 15, 1997, unless such failure of satisfaction is due to the failure of the terminating party to perform or observe the covenants, agreements and conditions hereof to be performed or observed by it prior to the Closing;

                  (e) by Purchaser or Seller upon written notice of termination to the other at any time after December 15, 1996, if at or prior to the delivery of such notice of termination (i) Purchaser shall not have informed Seller that Purchaser and Industry Publications have entered into a modification of those certain letter agreements, dated May 4, 1995 and October 17, 1995, between Seller and Industry Publications which incorporates terms and conditions satisfactory to Purchaser and (ii) Purchaser shall not have informed Seller that it waives the applicability of this Section 11.01(e). At such time as Purchaser informs Seller as contemplated in clause (i) or (ii) above, the right of termination as provided in this Section 11.01(e) shall cease to be available to Purchaser or Seller; or

                  (f) by Purchaser or Seller, if the consummation of the transactions contemplated hereby would violate any law, non-appealable final order, decree or judgement of any court or Governmental Authority having competent jurisdiction.

         11.02 Effect of Termination. No termination of this Agreement, whether pursuant to Section 11.01 or otherwise, shall affect the right of Purchaser or Seller, as the case may be, to pursue any and all rights it may have against the other. Unless specifically agreed by mutual written consent of Seller and Purchaser, no termination of this Agreement shall affect the obligations of the parties set forth in Section 7.01 or Section 7.05.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.01 Survival of Representations and Warranties. Purchaser and Seller agree that the representations and warranties of the parties contained herein shall continue in full force and effect after the Closing for a period of one year from the Closing Date, at which time they shall expire.

         12.02 Definition of "Seller's Knowledge" and "Material Adverse Effect". As used herein, any reference made "to the best of Seller's knowledge" means the actual knowledge of Robert Anderson, Paul Baioni, Ray Fitzgerald, Glen Golden, Peter LaSalle, Peter Arnett or Bill Moltenbrey, each an officer or employee of Seller or Aircraft Parts International. As used herein, any reference to "material adverse effect," "material adverse change" or words of similar construction on the Assets or Business shall mean a material adverse effect on the condition (financial or otherwise), revenues, earnings, results of operations, prospects, properties or liabilities of the Assets or the Business.

         12.03 Expenses. Except as agreed in Section 2.02(c) of this Agreement and with respect to the fees and expenses incurred in the preparation of the Financial Statements, which shall be divided equally between Seller and Purchaser, each of the parties hereto shall pay the fees and expenses of its own counsel, accountants, financial advisors or other experts, and all expenses incurred by such party incident to the negotiation, preparation, execution, consummation and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated by this Agreement are consummated.

         12.04 Notices. All notices, requests and other communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, by overnight courier guaranteeing next day delivery, or by telecopier (with telephonic or machine confirmation by the sender), addressed as follows (or to such other address, including facsimile number, as shall have been designated by the recipient in writing):

         (a)      If to Seller:                      AMR Combs, Inc.
                                                     4255 Amon Carter Blvd.
                                                     MD 4239

                             Fort Worth, Texas 76155
                             Attn: President
                             Telecopy: (817) 967-9213

 With a required copy to:    AMR Services Corporation
                             4255 Amon Carter Blvd.
                             MD 4240
                             Fort Worth, Texas 76155
                             Attn: General Counsel
                             Telecopy: (817) 963-4847

(b)      If to Purchaser:    Aircraft Parts International Combs, Inc.
                             3778 Distriplex Drive North
                             Memphis, Tennessee 38118-7299
                             Attn:  President and Chief Operating Officer
                             Telecopy: (901) 375-2626

With a required copy, prior  First Aviation Services, Inc.
     to May 1, 1997, to:     One Omega Drive
                             Stamford, Connecticut 06907
                             Attn:  President and Chief Operating Officer
                             Telecopy: (203) 359-7901

and, after May 1, 1997:      First Aviation Services, Inc.
                             15 Riverside Drive
                             Westport, Connecticut
                             Attn: President

and, prior to May 1, 1997:   First Equity Development, Inc.
                             One Omega Drive
                             Stamford, Connecticut 06907
                             Attn: President
                             Telecopy: (203) 359-7901

and, after May 1, 1997:      First Equity Development, Inc.
                             15 Riverside Drive
                             Westport, Connecticut
                             Attn: President

With a required copy to:     Weil, Gotshal & Manges
                             767 Fifth Avenue
                             New York, New York 10153
                             Attn: Frederick S. Green, Esq.

                            Telecopy: (212) 310-8007

All such notices, requests and other communications shall be deemed to have been received on the date of delivery thereof (if delivered by hand), on the third Business Day after the mailing thereof (if mailed), on the next day after the sending thereof (if by overnight courier) and when receipt is confirmed as provided above (if telecopied).

         12.05 Waivers, Amendments and Remedies. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by an officer of each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and, unless otherwise expressly provided herein, not exclusive of any remedies provided by law.

         12.06 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party hereto shall assign its rights hereunder or any interest herein without the prior written consent of the other party hereto, except that Purchaser may assign its rights hereunder to any wholly owned subsidiary, parent company or wholly owned subsidiary of a parent company.

         12.07 Exhibits and Schedules. The Exhibits and Schedules attached hereto or referred to herein are incorporated herein and made a part hereof for all purposes. As used herein, the expression "this Agreement" means this document and such Exhibits and Schedules.

         12.08 Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

         12.09 Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

         12.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement.

         12.11 Entirety. This Agreement contains the entire agreement and understanding between the parties with respect to the matters addressed herein and supersedes all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein.

         12.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement.

         12.13 Attorneys' Fees. If any action or proceeding is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the prevailing party to such action or proceeding may receive as part of any award, judgment, decision or other resolution of such action or proceeding its costs and attorneys' fees as determined by the person making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, including arbitration, the parties to such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

         12.14 Third Party Beneficiaries. Nothing contained herein, express or implied, is intended to confer upon any person other than the parties hereto and their successors in interest and permitted assigns any rights or remedies under or by reason of this Agreement, except as otherwise expressly provided in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the date first written above.

                                      AIRCRAFT PARTS INTERNATIONAL
                                      COMBS, INC.

                                      By: /s/ AARON HOLLANDER
                                          -------------------------------
                                      Name: Aaron Hollander
                                      Title: CEO and Director

                                      AMR COMBS, INC.

                                      By: /s/ ROBERT P. ANDERSON
                                          -------------------------------
                                      Name: Robert P. Anderson
                                      Title: President

                                                                    Exhibit E to
                                                        Asset Purchase Agreement

                             STOCKHOLDERS AGREEMENT

         This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of _______, 1996, is made by and among Aircraft Parts International Combs, Inc., a Delaware corporation (the "Company"), First Aviation Services Inc., a Delaware corporation ("Parent"), and AMR Combs, Inc., a Delaware corporation ("Combs").

                               W I T N E S S E T H

         WHEREAS, the Company is a newly formed corporation all of the outstanding capital stock of which is owned by Parent; and

         WHEREAS, Combs has agreed to purchase 11,000 shares (the "Preferred Shares") of the Company's Class A Convertible Preferred Stock, $ 0.001 par value (the "Class A Preferred Stock"), which are convertible into 11,000 shares of the Company's Class A Common Stock, $0.001 par value ("Common Stock"), pursuant to the terms of that certain Stock Purchase Agreement, dated as of _______, 1996 (the "Stock Purchase Agreement"), between the Company and Combs (the Preferred Shares and shares of Common Stock into which the Preferred Shares are convertible being herein referred to as the "Shares"); and

         WHEREAS, Combs is willing to purchase the Preferred Shares pursuant to the Stock Purchase Agreement if the Company and Parent execute and deliver this Agreement; and

         WHEREAS, as an inducement to Combs to purchase the Preferred Shares, the Company and Parent desire to enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                              DISPOSITION OF SHARES

         1.01 Restriction on Disposition by Combs. During the Restricted Period (as hereinafter defined), Combs shall not sell, assign, transfer, give, encumber, pledge or in any way dispose of any Shares without the prior written consent of the Company, except (a) to an individual, partnership, corporation or other entity which, directly or indirectly, controls, is controlled by or is under common control with Combs and that agrees to be bound by the terms of this Agreement, or (b) as otherwise provided in this Agreement. Subject to the terms of this Agreement, Combs shall be entitled to exercise all rights of ownership of the Shares. As used herein, the Restricted Period shall begin on the date of this Agreement and continue for three years from the date hereof; provided that the expiration of the Restricted Period shall be extended if the sale by Combs of the Shares would in the reasonable opinion of the Company have a material adverse effect on the business of the Company until such time as such sale of Shares by Combs would not have a material adverse effect on such business, for up to two additional years; provided, however, that the resulting impact of the payment for the Shares on the cash flow and balance sheet of the Company and otherwise on the financial condition of the Company, assuming the exercise of the Put Option (as hereinafter defined) promptly following the expiration of the Restricted Period, shall not be considered to have a material adverse effect on the business of the Company.

         1.02     Right of First Refusal.

                  (a) After the expiration of the Restricted Period and provided that Combs at the time retains its Put Option set forth in Article III, if Combs shall desire to sell or otherwise dispose of all or part of the Shares pursuant to a bona fide offer from any third party (a "Third Party Offer"), it shall give the Company and Parent written notice (the "Notice") of such intention. The Notice shall include an offer (the "Offer") to sell such Shares to the Company upon the terms and conditions described below. The Notice shall also include a copy of the written Third Party Offer stating its terms and conditions, including the number and price per share of the Shares to be purchased, the method of payment and the proposed closing date (which shall in no event be sooner than the end of the 30-day period described in Subsection 1.02(b)).

                  (b) The Company shall have 30 days from the date it receives the Notice to accept or reject the Offer in writing. If the Company accepts the Offer, the acceptance shall set forth the arrangements for closing, which shall occur no later than the date proposed by the Third Party Offer. The Company, or a third party designated by the Company, shall have the right to purchase all of the Shares to be transferred for the purchase price set forth in the Third Party Offer (or a sum of money equal in value to the total consideration to be paid thereunder). If a portion of the consideration consists of property other than cash, in determining the value of the total consideration, such property shall be given its fair market value, as determined in accordance with the procedures for determining fair market value set forth in Section 3.03(b), as of the time the Company exercises its right to purchase such Shares.

                  (c) Upon the expiration of the 30-day period, or upon the earlier receipt of rejection of the Offer in writing by the Company, Combs shall be released from its obligations under this Agreement as to the Shares subject to the Offer. Combs will have 90 days to sell the Shares pursuant to the Third Party Offer. If Combs does not sell such securities within such 90 day period, it shall not thereafter sell such Shares without first complying with the provisions of this Section 1.02. Combs shall remain subject to this Agreement to the extent it retains any of the Shares, including those Shares subject to the Offer.

                                   ARTICLE II

                                 CO-SALE RIGHTS

         2.01 Restriction on Disposition by Parent. During the term of this Agreement, Parent shall not sell, assign, transfer, give, encumber, pledge or in any way dispose of any shares of the capital stock of the Company ("Capital Stock") owned by it, except (a) to an individual, partnership, corporation or other entity which, directly or indirectly, controls, is controlled by or is under common control with Parent and that agrees to be bound by the terms of this Agreement or (b) as provided in this Article II; provided, however, that none of the provisions of this Article II shall apply to any sale by Parent of shares of Capital Stock in an underwritten public offering, so long as Combs has had an opportunity to participate in such underwritten public offering pursuant to the registration rights set forth in Article IV of this Agreement. Any purported sale, assignment or transfer in violation of this Article II shall be void and ineffectual.

         2.02     Co-Sale Right.

                  (a) If at any time Parent intends to sell, assign or transfer any shares of Capital Stock to any third party, unless the procedures set forth in Section 2.04 are complied with, the transferee of such shares of Capital Stock must first agree to be bound by the terms and conditions of this Agreement and Parent shall give Combs written notice (the "Co-Sale Notice") of such intention to sell, assign or transfer shares of Capital Stock. The Co-Sale Notice shall include (i) a statement of Parent's bona fide intention to sell, assign or transfer shares of Capital Stock; (ii) the name and address of the prospective transferee (the "Buyer"); (iii) the number of shares of Capital Stock to be sold or transferred; (iv) the terms and conditions of the contemplated sale or transfer; (v) the purchase price in cash that the Buyer will pay for such shares of Capital Stock; (vi) the expected closing date of the transaction; and (vii) such other information as Combs may reasonably request to facilitate its decision as to whether or not to exercise the rights granted by this Article II.

         (b) Combs may elect to participate in the contemplated sale or transfer by delivering to Parent a written notice (the "Election Notice") within 30 days after receipt of such Co-Sale Notice setting forth the election of Combs to exercise its right of co-sale. Combs may elect to sell or transfer in the contemplated transaction any or all of the Shares. Promptly after receipt of the Election Notice exercising such right, Parent will request the Buyer to amend its offer to provide for the Buyer's purchase, upon the same terms and conditions as those contained in the Co-Sale Notice, of all of the Shares elected to be sold by Combs (the "Co-Sale Shares"). If the Buyer is unwilling to amend its offer to purchase all of the Co-Sale Shares in addition to the shares of Capital Stock described in the related Co-Sale Notice and Parent desires to proceed with the sale, the total number of shares that such Buyer is willing to purchase will be allocated between Parent and Combs such that the percentage of Combs' total Shares to be sold by Combs to Buyer is equal to the percentage of Parent's total shares of Capital Stock to be sold by Parent to Buyer. All Capital Stock sold or transferred by Parent and Combs with respect to a single Co-Sale Notice will be sold or transferred to the Buyer in a single closing on the terms described in the Co-Sale Notice, and each such share will receive the same per share consideration. If the Buyer, for whatever reason, declines to purchase any shares from Combs, then Parent will not be permitted to sell, assign or transfer any shares of Capital Stock to such Buyer.

         2.03 No Prejudice to Put Option. Nothing contained in this Article II shall limit, impair or restrain in any way the rights of Combs to exercise the Put Option (as hereinafter defined).

         2.04 Drag Along. If at any time Parent intends to sell, assign or transfer shares of Capital Stock owned by Parent to an Unaffiliated Third Party (as hereinafter defined) in a bona fide arm's length transaction, then, upon the written request of Parent (the "Sale Request") Combs shall be obligated to, and shall (a) sell, transfer and deliver to such Unaffiliated Third Party the percentage of Combs' total Shares that is equal to the percentage of the Parent's total shares of Capital Stock that is being sold by Parent to Buyer at the same price per share and on the same terms as are applicable to shares being sold by Parent, and upon request, if stockholder approval of the transaction is required, Combs will vote the Shares, if permitted to vote, in favor thereof. As used in this Section 2.04, an Unaffiliated Third Party is a person, corporation, partnership or other entity that does not own a majority of the capital stock of or control Parent, that Parent does not own a majority of the Capital Stock of or control, or that a person, corporation, partnership or other entity which owns a majority of the capital stock of or controls Parent does not own a majority of the capital stock of or control.

                                   ARTICLE III

                                    PUT/CALL

         3.01 Put Option. The Company hereby grants to Combs an option to sell to the Company, and the Company is obligated to purchase from Combs under such option (the "Put Option"), all, but not less than all, of the Shares at the Option Price (as hereinafter defined). The Put Option may be exercised at any time after the first to occur of the following (the "Put Option Period"):

                  (a) the expiration of the Restricted Period;

                  (b) Parent ceases to directly own or control 51% of the Capital Stock of the Company;

                  (c) the sale in one or more related transactions of all or a material portion of the assets, business or revenue or income generating operations of the Company or any substantial change in the type of business conducted by the Company; or

                  (d) the failure of the Company or Parent to perform in any material respect any of its material obligations under this Agreement.

         The Put Option shall expire upon the closing of an underwritten public offering of shares of Common Stock of the Company registered under the Securities Act of 1933, as amended, other than on Form S-4, S-8 or other limited purpose form (a "Qualified Public Offering").

         3.02 Call Option. Combs hereby grants to the Company an option to purchase from Combs, and Combs is obligated to sell to the Company under such option (the "Call Option"), all, but not less than all, of the Shares at the Option Price. The Call Option may be exercised at any time before the closing of a Qualified Public Offering.

         3.03 Option Price. If Combs exercises the Put Option or the Company exercises the Call Option, the per share price (the "Option Price") to be paid to Combs pursuant to this Article III will be equal to the fair market value of the Shares as determined by an independent investment banking or accounting firm or any other professional person or firm qualified to determine the fair market value of shares of common stock (an "Appraiser") that is mutually acceptable to the Company and Combs; if, however, the parties cannot so agree on an Appraiser within 10 days after the date Combs or the Company, as the case may be, gives notice of the exercise of its option, then each of the Company and Combs shall designate an Appraiser, and such two Appraisers shall agree upon and designate a third Appraiser, which third Appraiser shall thereupon determine the fair market value of the shares of Common Stock. Each party shall bear the costs of the Appraiser designated by it, and if only one Appraiser is necessary, or if a third Appraiser is necessary, the costs of such Appraisers shall be paid by Combs upon exercise of the Put Option or by the Company upon exercise of a Call Option.

         In determining the fair market value of the Shares, (a) upon the exercise of the Call Option by the Company or upon the exercise of the Put Option by Combs on or after the fifth anniversary of this Agreement, the Appraiser shall not consider the minority interest represented by or lack of control exercised by the Shares but shall include all other relevant factors, including, without limitation, the existence or absence of a public market for the Shares, and (b) upon the exercise of the Put Option by Combs prior to the fifth anniversary of this Agreement, the Appraiser shall discount by 20% the fair market value of the Shares to reflect the minority interest represented by and lack of control exercised by the Shares.

         3.04 Exercise of Options. An option may be exercised by the exercising party giving written notice to the non-exercising party of the exercising party's election to exercise the option, which notice shall set forth the date of the Option Closing (as defined below), which shall be not more than 30 days after the date of such notice.

                  3.05 Option Closing. The closing for the purchase and sale of the Shares upon exercise of the Put Option or the Call Option will take place at the offices of the Company on the date specified in the notice of exercise (the "Option Closing"). At an Option Closing upon exercise of the Put Option, the Company will deliver to Combs one-twelfth of the Option Price in cash and a promissory note providing for the payment of the remainder of the Option Price in eleven equal consecutive monthly installments of principal commencing one month from the Option Closing with interest on the outstanding principal payable monthly at the prime rate of interest as reported by the Wall Street Journal on the date of the Option Closing plus two percent. Upon final payment of the principal of the promissory note, Combs will deliver the certificate or certificates evidencing the Shares being purchased, duly endorsed in blank, and pending such delivery Combs will hold such certificate or certificates as collateral securing the payment of such promissory note pursuant to a pledge agreement in customary form to be executed by Combs and Purchaser upon issuance of such promissory note. At an Option Closing upon exercise of the Call Option, Combs will deliver the certificate or certificates evidencing the Shares being purchased, duly endorsed in blank, and in consideration therefor, the Company will deliver to Combs the Option Price, which will be payable in cash.

         3.06 Certain Remedies. If the Company defaults in its obligation to purchase the Shares upon exercise of the Put Option or the Call Option, in addition to any other rights or remedies of Combs, the unpaid portion of the Option Price shall bear interest at the lesser of (a) 18% per annum or (b) the highest rate permitted by applicable law. The Company will, upon the request of Combs, execute and deliver to Combs a promissory note in form and substance satisfactory to Combs evidencing such obligation to pay the unpaid portion of the Option Price.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

         4.01     Registration.

                  (a) If, at any time, the Company proposes to file a registration statement (on any form other than Form S-4, Form S-8 or other limited purpose form) relating to any of its Capital Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), whether or not for sale for its own account, the Company will promptly, but in any event no less than 30 days prior to the initial filing of such registration statement, deliver written notice of such intention to Combs setting forth the type of securities proposed to be registered, the intended method of disposition, the maximum proposed offering price, commissions and discounts in connection therewith and other relevant information. Such notice must indicate that Combs has piggyback registration rights pursuant to Section 4.01(a) of this Agreement. If Combs so requests within 20 days after such notification, the Company hereby agrees to include in such registration statement the Shares requested to be so included and to use its reasonable efforts to register such Shares so that such Shares may be sold at such times and in such manner as Combs shall determine. If the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request pursuant to this Section 4.01(a) to register may specify that the Shares be included in the underwriting (i) on the same terms and conditions as the shares of Capital Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock, other than the Shares, are being sold through underwriters under such registration. Notwithstanding any of the foregoing, the Company shall have the right, for any reason and in its sole discretion, to postpone or cancel any proposed registration of its Capital Stock or other securities of which the Company has previously given Combs notice pursuant to this Section 4.01(a).

                  If (i) a registration pursuant to this Section 4.01(a) involves an underwritten offering of Common Stock, whether or not for sale by the Company, to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing upon underwriting terms that are typical for such a transaction and (ii) the managing underwriter of such underwritten offering informs the Company and Combs by letter of its reasonable belief that the effect of including all or part of the Shares so requested to be included in the registration statement will materially adversely affect the sale of the shares of Common Stock proposed to be sold by the Company and shareholders of the Company (other than management) having contractual registration rights, then the number of Shares that Combs may have included in such registration shall be reduced (and the number of shares of Common Stock to be sold by other selling shareholders shall also be reduced) to a number determined by multiplying (x) the total number of shares held by all selling shareholders having contractual registration rights (including Combs) which the managing underwriter is willing to have included in such registration, times (y) a fraction, the numerator of which is the number of Shares which Combs (or such other selling shareholder, as the case may be) requested to be included in such registration statement and the denominator of which is the number of all shares (including the Shares) which all the selling shareholders having contractual registration rights (other than management) have requested to be included in such registration.

         (b) Upon the request of Combs at any time after the expiration of the Restricted Period but upon not more than one occasion, the Company shall promptly file and use its reasonable efforts to cause to become effective an appropriate registration statement under the Securities Act covering such number of Shares as Combs shall request and to register the sale of such Shares so that such Shares may be sold at such times and in such manner as Combs shall determine; provided, however, that if the Company has not previously closed a Qualified Public Offering, the Company may elect to consider such demand an exercise by Combs of the Put Option for such Shares pursuant to Article III hereof, in which case the provisions of such Article III shall apply and the provisions of this Article IV shall not apply. Registrations under this Section 4.01(b) shall be on such appropriate registration form of the Securities and Exchange Commission (the "Commission") (i) as shall be selected by Combs and
(ii) as shall permit the disposition of such Shares in accordance with the method or methods of disposition desired by Combs. The Company agrees to include in any such registration statement all information which Combs shall reasonably request. The Company may register other shares of Capital Stock of the Company pursuant to such registration statement if the inclusion of such shares would not materially adversely affect the sale of the Shares proposed to be sold by Combs. If the registration pursuant to this Section 4.01(b) involves an underwritten offering, the underwriter or underwriters shall be selected by the Company but shall be reasonably acceptable to Combs. If Combs requests registration of the Shares pursuant to this Section 4.01(b), the Company may delay the effectuation of such registration for a reasonable period of time, but not more than 120 days, (x) as is necessary to prepare audited financial statements of the Company for its most recently completed fiscal year or other audited financial statements reasonably required to effectuate an acquisition, financing or other corporate development or (y) if the Company would be required to divulge in such registration statement the existence of any fact relating to a proposed acquisition, financing or other material corporate development not otherwise required to be disclosed.

         4.02 Rule 144 Availability. Notwithstanding the foregoing, the Company will not be obligated to register any Shares as to which counsel reasonably acceptable to Combs renders an opinion in form and substance reasonably satisfactory to Combs to the effect that such Shares are freely saleable without limitation as to volume, manner of sale or otherwise under Rule 144 under the Securities Act.

         4.03 Costs and Expenses. All costs and expenses in connection with the registration of any Shares under this Agreement or the performance of the Company's obligations under this Agreement, including without limitation all registration, filing, stock exchange and NASD fees; all fees and expenses of complying with securities or blue sky laws; word processing, duplicating and printing expenses (including such number of any preliminary and final prospectuses as may be reasonably requested); fees and disbursements of counsel for the Company, counsel responsible for qualifying the Shares under blue sky laws and of independent accountants (including the expenses of any special audits or comfort letters required by or incident to such registration) and other experts of the Company; all expenses in connection with the transfer and delivery of the Shares; and all fees and disbursements of underwriters (excluding any commissions or discounts relating to the Shares) customarily paid by issuers or sellers of securities, shall be borne by the Company; provided, however, that the Company shall not be obligated to pay any underwriting commissions or discounts relating to the Shares.

         4.04 Certain Obligations of the Company. In connection with any registration filings effected under Section 4.01(a) or 4.01(b) hereof, the Company will:

         (a) Promptly prepare, file and use its reasonable efforts to cause to become effective the registration statement and such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective for such period of time as Combs so requests to permit disposition of all of such registered Shares (provided such period does not exceed 180 days) and to comply with the provisions of the Securities Act and applicable state securities laws with respect to the disposition of the Shares covered by the registration statement.

         (b) Give Combs, and its counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give them access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Combs' counsel, to conduct a reasonable investigation.

         (c) Notify Combs as to the filing of the registration statement, and each amendment or supplement thereto, and of each prospectus, and each amendment or supplement thereto.

         (d) Notify Combs immediately, and confirm the notice in writing, (i) when the registration statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of qualification of the Shares for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose and (iv) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, the Company will promptly use its reasonable efforts to obtain the lifting of such order.

         (e) During any time when a prospectus is required to be delivered under the Securities Act in connection with the distribution of the Shares, use its reasonable efforts to comply with all requirements imposed upon it by the Securities Act and by the rules and regulations promulgated thereunder, so far as necessary to permit the continuance of sales of or dealings in the Shares pursuant to a prospectus complying with Section 10(a)(3) of the Securities Act. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and any event shall have occurred as a result of which, in the opinion of counsel for the Company or, with respect to statements relating to Combs or Combs' method of distributing the Shares, counsel for Combs, the prospectus relating to the Shares as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such prospectus to comply with the Securities Act and the rules and regulations of the Commission promulgated thereunder, the Company will promptly notify Combs and promptly prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to Combs.

         (f) Use its reasonable efforts at or prior to the time the registration statement becomes effective to register or qualify the Shares for offering and sale under the securities laws relating to the offering or sale of securities in such jurisdictions as Combs may reasonably designate and to continue the qualifications in effect so long as required for purposes of the sale of the Shares; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be required to qualify generally to do business as a foreign corporation wherein it would not but for the requirements of this subsection (f) be obligated to be so qualified. In each jurisdiction where such qualification shall be effected, the Company will, unless Combs agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction.

         (g) Make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and any applicable rules and regulations of the Commission thereunder covering a period of at least twelve months beginning after the effective date of the registration statement.

         (h) Use the Company's reasonable efforts to cause the independent certified public accountants of the Company to deliver to Combs, and to the underwriters if the Shares are being sold through underwriters, letters on the date that the registration statement becomes effective and on the date the Shares are delivered to the underwriters for sale pursuant to such registration or, if the Shares are not being sold through underwriters, on the date that the registration statement becomes effective, stating that they are independent certified public accountants within the meaning of the Securities Act and the rules and regulations of the Commission thereunder, and that, in their opinion, the financial statements and other financial data of the Company included in the registration statement or prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such other financial matters as the underwriter, if any, or Combs may reasonably request.

         (i) After the effective date of such registration statement, prepare, and promptly notify Combs of the proposed filing of, and promptly file with the Commission, each and every amendment or supplement thereto or to any prospectus forming a part thereof as may be necessary to make statements therein not misleading in any material respect;

         (j) Furnish to Combs, as soon as available, copies of any such registration statement and each preliminary or final prospectus, or supplement or amendment prepared pursuant thereto, all in such quantities as Combs may from time to time reasonably request in order to facilitate the public sale or other disposition of the Shares;

         (k) Use its reasonable efforts to list all Shares covered by the registration statement on any securities exchange on which any of the securities of the same class as the Shares is then listed.

         (l) Enter into an underwriting agreement in customary form with the representative of the underwriters if the offering is an underwritten public offering, make such representations and warranties to any underwriter of the Shares and to the holders thereof, and use the Company's reasonable efforts to cause the Company's counsel to render, at the time or times of the letters referred to in subparagraph (h) above, such opinions to such underwriters, if any, and to Combs, as such underwriter or Combs may reasonably request.

         (m) Enter into such agreements and take such other actions as Combs shall reasonably request in order to expedite or facilitate the disposition of the Shares.

         4.05 Hold-Back Agreement. If any of the Shares are covered by a registration statement filed pursuant to Section 4.01(a) or 4.01(b) hereof, Combs agrees, upon the request of the Company or the underwriters, if such registration statement is filed in connection with an underwritten offering, not to effect any public sale or distribution of securities of the Company, including a sale pursuant to Section 144 under the Securities Act (except as part of such registration), without the prior written consent of the Company or underwriters, as the case may be, during the 30 days prior to, and for such period of time after it sells the securities under the registration statement (not to exceed 180 days from the effective date of such registration) as the Company or underwriters may specify.

         4.06 Underwriting Agreement; Furnishing Information. The right of Combs to participate in an underwritten public offering of the Company's securities shall be conditioned on Combs entering into an underwriting agreement in customary form with the underwriter or underwriters for the offering, if any. Furthermore, it shall be a condition precedent to the obligations of the Company to take any action pursuant to Article IV of this Agreement that Combs furnish to the Company such information regarding itself, the Shares held by it and the intended method of disposition of the Shares as shall be required to effect the registration of the Shares. In that connection, Combs shall be required to represent to the Company that all information which is given is both complete and accurate in all material respects.

         4.07     Indemnification.

         (a) The Company hereby agrees to indemnify and hold harmless Combs and each other person, if any, who controls Combs within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each underwriter who participates in the offering of such securities, against all losses, liabilities, claims, damages and expenses (including, but not limited to, reasonably attorney's fees and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any litigation), joint or several, to which such holder or controlling person or underwriter may become subject under the Securities Act or otherwise, insofar as such loss, liability, claim, damage or expense (or actions in respect thereof whether commenced or threatened) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in (i) any registration statement covering the Shares, any preliminary prospectus, final prospectus or summary prospectus contained therein, or in an amendment or supplement thereto or (ii) any application or other document or communication (in this Section 4.04 collectively called "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be obligated to indemnify Combs in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to Combs or Combs' method of distributing the Shares that was made in reliance upon, and in conformity with, written information furnished by Combs specifically for use in the registration statement, or any amendment or supplement thereto, or any application, as the case may be. The indemnification provided for in this subparagraph (a) shall be in addition to any liability which the Company may otherwise have.

         (b) By requesting Shares to be covered by any registration statement in accordance with this Agreement, Combs agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who have signed said registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, to the same extent as the indemnification by the Company provided for in subsection (a) above, but only with respect to untrue or alleged untrue statements or omissions or alleged omissions, if any, relating to Combs or Comb's method of distributing the Shares made in such registration statement, prospectus contained therein, or amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information furnished by Combs to the Company specifically for use in the registration statement, in the prospectus contained therein, or any amendment or supplement thereto, or any application, as the case may be; provided, however, that the liability of Combs shall not exceed the amount of net proceeds received by it pursuant to the registration statement from which the loss, liability, claim, damage or expense arose.

         (c) Promptly after the receipt by an indemnified party under subparagraph (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect hereof is to be made against the indemnifying party under such subparagraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel, which, in the case of subparagraph (a) above, shall be designated by Combs and which, in the case of subparagraph (b) above, shall be designated by the Company and which in either case shall be reasonably acceptable to the other). After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action, the indemnifying party shall not be liable to such indemnified party under subparagraph (a) or (b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso in the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after the notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnification required by this Section 4.04 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or losses, liabilities, claims, damages or expenses are incurred.

         (d) If the indemnification provided for in this Agreement is unavailable to an indemnified party under subparagraph (a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein as a result of a final judicial determination that such indemnification cannot be enforced, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company and Combs in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Combs and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Notwithstanding the provisions of this subparagraph (d), Combs shall not be required to contribute any amount in excess of the amount by which the net proceeds received by it pursuant to the registration statement from which such loss, liability, claim, damage or expense arose exceed the amount of any damages which Combs has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         4.08 Exchange Act Registration. After the filing of an initial public offering, the Company agrees to maintain registration of its Common Stock under the Securities Act, to timely file and maintain all required reports and other filings with the Commission, and to take such action as may from time to time be necessary to enable Combs to be able to sell the Shares pursuant to Rule 144 promulgated by the Commission under the Securities Act.

                                    ARTICLE V

                 PREEMPTIVE RIGHTS TO PURCHASE ADDITIONAL SHARES

         5.01 Combs' Preemptive Rights. If at any time the Company proposes to issue, sell or otherwise transfer to Parent or to any individual, partnership, corporation of other entity which, directly or indirectly, controls, is controlled by or is under common control with Parent or the Company any shares of the Company's Capital Stock, securities convertible into or exchangeable for shares of Capital Stock or any rights or options to purchase shares of Capital Stock in a transaction to which the provisions of Section 6(d) of the Certificate of Designation relating to the Class A Preferred Stock (the "Certificate of Designation") do not apply (a "Proposed Issuance"), then:

                  (a) The Company shall give Combs written notice of the Proposed Issuance at least 30 days prior to the date of the Proposed Issuance. Such notice shall set forth the terms and conditions of the Proposed Issuance. Combs shall have the right to subscribe for the purchase from the Company, on the same terms and conditions as those set forth in the notice, of up to its pro rata share of the securities to be issued in the Proposed Issuance. Combs' pro rata share for purposes of this Section 5.01 is the ratio that the number of shares of Common Stock owned by Combs and into which the shares of Preferred Stock owned by Combs could be converted immediately prior to the Proposed Issuance bears to the sum of (i) the total number of shares of Common Stock then outstanding, plus (ii) the number of shares of Common Stock issuable upon conversion or exchange of outstanding securities convertible into or exchangeable for shares of Common Stock and exercise of all outstanding rights or options to purchase shares of Common Stock.

                  (b) The right of Combs set forth in this Section 5.01 shall expire, with respect to a particular Proposed Issuance, 30 days after the notice described in Subsection 5.01(a) above has been received by Combs. If such right has expired, the Company will have 90 days to sell the securities not elected to be purchased by Combs at the same price and upon the terms specified in the notice described in Subsection 5.01(a). If the Company does not sell such securities within such 90 day period, it shall not thereafter issue or sell such securities without first complying with the provisions of this Article V.

                                   ARTICLE VI

                                     VOTING

         6.01 Voting. Combs agrees that, during the term of this Agreement, if pursuant to the Delaware General Corporation Law or other applicable law the shares of Preferred Stock are entitled to vote on a matter and if such matter does not affect the rights, privileges or obligations of the Preferred Stock under this Agreement or the Certificate of Designation, Combs will vote and will cause its affiliates to vote such shares of Preferred Stock as directed by Parent.

                                   ARTICLE VII

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees that from and after the date of this Agreement the Company will comply with each of the covenants contained in this
Article VII, unless the prior written consent of Combs is first obtained:

         7.01 Inspection. At all reasonable times during normal business hours, the Company will permit representatives of Combs to visit and inspect the offices, warehouse and other facilities and properties of the Company to examine books of account, operational records and reports and inventories and to discuss the Company's business, operations and financial affairs with appropriate officers or other personnel of the Company. The Company will provide such representatives with any additional information, opinions, certificates and documents, in addition to those herein mentioned, relating to the operation of the Company as may be reasonably requested.

         7.02 Accounting and Financial Statements: Reports. The Company will maintain proper books of records and accounts in which full, true and correct entries in accordance with generally accepted accounting principles will be made of all dealings and transactions in relation to its business and activities. The Company will deliver to Combs the following:

                  (a) As soon as practicable, but in any event within 90 days, after the end of the Company's fiscal year, a balance sheet of the Company at the end of such fiscal year, an income statement, a cash flow statement and a statement of changes in stockholders' equity of the Company for such fiscal year, all in accordance with generally accepted accounting principles consistently applied. Each yearly statement submitted pursuant to this Section 7.02(b) shall be in reasonable detail and certified by a "big six" accounting firm or such other independent certified public accounting firm as may be selected by the Company and approved in writing by Combs as fairly representing the financial condition and results of operations of the Company.

                  (b) As soon as practicable, but in any event within 30 days, after the end of each fiscal year, copies of projections of cash flow and the balance sheet of the Company, all estimated for the then-current fiscal year, all in accordance with generally accepted accounting principles consistently applied and representing the best estimate of the Company based on available information.

                  (c) As soon as practicable, but in any event within five days, after filing or mailing, copies of all reports, applications, registration statements and amendments thereto, prospectuses, proxy materials and other documents filed by the Company with the Commission or any governmental department, bureau, commission or agency succeeding to the functions of the Commission or mailed to the stockholders of the Company, and of all original or supplemental listing applications filed with any national securities exchange on which the Company's Common Stock may then be listed.

                  (d) Such other financial data and operational information as may be reasonably requested by Combs.

         7.03 Preservation of Corporate Existence. The Company will preserve and maintain its corporate existence, rights, franchises and privileges in Delaware and will qualify and remain qualified as a foreign corporation in every jurisdiction in which such qualification is necessary in view of the business and operation of the Company or the ownership of its assets, except where such failure to qualify would not have a material adverse effect on the Company or Combs.

         7.04 Payment of Taxes and Accounts. The Company will pay or cause to be paid all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or properties before the same shall become delinquent, and will pay its accounts; provided, however, that (unless and until foreclosure, distraint, sale or similar proceedings have been commenced) nothing herein shall require the Company to pay or cause to be paid any such tax, assessment, charge, levy or account so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company has set aside on its books and maintained adequate reserves with respect thereto. The Company and Combs understand and agree that the Company may be considered part of a consolidated group and nothing herein is intended to preclude the Company from filing tax returns as part of a consolidated group or from entering into a tax sharing agreement with other members of such a group.

         7.05 Change in Corporate Structure. The Company will not, without the written consent of Combs, amend or permit to be amended its Certificate of Incorporation or Bylaws in any manner that would conflict with this Agreement or adversely affect the rights and privileges of the Preferred Stock.

         7.06 AMR Combs-Grand Rapids, Inc. and Bombardier. For so long as and to the extent that, because of Combs' ownership interest in the Company, the failure of the Company to comply with any term of either that certain Non-Competition Agreement, dated as of _____, 1996, between AMR Combs-Grand Rapids, Inc. and AMR Services Corporation or that certain Non-Compete and Non-Solicitation Agreement, dated as of February 1, 1995, among AMR Corporation, Combs, AMR Services Corporation, Learjet Inc., Bombardier Corporation and Bombardier Inc. would cause Combs or any of its affiliates to be in breach of either such agreement, the Company agrees to comply with the terms of each such applicable agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01 Enforcement. No shares of Capital Stock shall be transferred on the books of the Company and no sale, assignment, transfer, pledge or other disposition thereof shall be effective unless and until the terms and provisions of this Agreement are complied with, and in case of the violation of this Agreement by the attempted transfer of shares of Capital Stock without compliance with the terms and provisions hereof, such sale, assignment, transfer, pledge or other disposition shall be invalid and of no effect and the party who is not attempting to transfer the shares of Capital Stock shall have the right to compel the party who is attempting to transfer shares of Capital Stock in violation of this Agreement, and/or any purported transferee, to transfer and deliver the same in accordance with this Agreement.

         8.02 Endorsement on Certificates. The certificates representing the Shares shall bear a legend indicating the existence of this Agreement and the restrictions imposed hereby.

         8.03 Confidentiality. Combs, on the one hand, and the Company and Parent, on the other hand, acknowledge that the nature of their affiliation pursuant to the Stock Purchase Agreement and this Agreement necessarily involves the sharing of confidential information. Therefore, during the Restricted Period, Combs and the Company and Parent each agree not to, and to cause their respective affiliates, employees, attorneys and accountants not to, disclose any confidential information they may have concerning the business or affairs of the other party, except for such information which is required by law to be disclosed. Confidential information includes, but is not limited to, customer lists and files, prices and costs, business and financial records, information relating to personnel, contracts, liabilities and litigation; provided, however, that confidential information shall not include information that is or becomes publicly available other than as a result of acts in violation of this Agreement.

         8.04 Specific Performance. The parties hereto recognize that the Shares cannot be readily purchased or sold on the open market and that it is to the benefit of the Company, Parent and Combs for the terms and provisions hereof to be carried out; and for those and other reasons, the parties hereto would be irreparably damaged if this Agreement is not specifically enforced in the event of a breach hereof. If any controversy concerning the rights or obligations to purchase or sell any shares of Capital Stock arises, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement.

         8.05 Termination of this Agreement. This Agreement shall continue until, and shall terminate immediately upon, (a) execution of a written agreement of termination by the Company, Parent and Combs or (b) any time that Combs owns less than 51% of the Specified Shares. As used herein, "Specified Shares" shall mean the total number of Shares purchased by Combs pursuant to the Stock Purchase Agreement minus all Shares sold, assigned or transferred by Combs pursuant to Section 2.04.

         8.06 Notices. All notices, requests and other communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, by overnight courier guaranteeing next day delivery, or by telecopier (with telephonic or machine confirmation by the sender), addressed as follows (or to such other address, including facsimile number, as shall have been designated by the recipient in writing):

    (a)  If to the Company:    Aircraft Parts International Combs, Inc.
                               3778 Distriplex Drive North
                               Memphis, Tennessee 38118-7299
                               Attn:  President and Chief Operating Officer
                               Telecopy:  (901) 375-2626

    With required copies to:   Weil, Gotshal & Manges
                               767 Fifth Avenue
                               New York, New York  10153
                               Attn:  Frederick S. Green, Esq.
                               Telecopy:  (212) 310-8007

    and, prior to May 1, 1997: First Equity Development, Inc.
                               One Omega Drive
                               Stamford, Connecticut 06907
                               Attn:  President
                               Telecopy:  (202) 359-7901

    and, after May 1, 1997:    First Equity Development, Inc.
                               15 Riverside Drive
                               Westport, Connecticut
                               Attn:  President

   (b)      If to Parent, prior
            to May 1, 1997, to:   First Aviation Services, Inc.
                                  One Omega Drive
                                  Stamford, Connecticut  06907
                                  Attn:  President and Chief Operating Officer
                                  Telecopy:  (203) 359-7901

   and, after May 1, 1997:        First Aviation Services, Inc.
                                  15 Riverside Drive
                                  Westport, Connecticut
                                  Attn:  President

   With required copies to:       Weil, Gotshal & Manges
                                  767 Fifth Avenue
                                  New York, New York  10153
                                  Attn:  Frederick S. Green, Esq.
                                  Telecopy:  (212) 310-8007

   and, prior to May 1, 1997:     First Equity Development, Inc.
                                  One Omega Drive
                                  Stamford, Connecticut 06907
                                  Attn:  President
                                  Telecopy:  (202) 359-7901

   and, after May 1, 1997:        First Equity Development, Inc.
                                  15 Riverside Drive
                                  Westport, Connecticut
                                  Attn:  President

   (c)      If to Combs:          AMR Combs, Inc.
                                  4255 Amon Carter Blvd.
                                  MD 4239
                                  Fort Worth, Texas  76155
                                  Attn: President
                                  Telecopy: (817) 967-9213

   With a required copy to:       AMR Services Corporation
                                  4255 Amon Carter Blvd.
                                  MD 4240
                                  Fort Worth, Texas  76155
                                  Attn: General Counsel
                                  Telecopy: (817) 963-4847

All such notices, requests and other communications shall be deemed to have been received on the date of delivery thereof (if delivered by hand), on the third Business Day after the mailing thereof (if mailed), on the next day after the sending thereof (if by overnight courier) and when receipt is confirmed as provided above (if telecopied).

         8.07 Waivers and Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by an officer of each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         8.08 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party hereto shall assign its rights hereunder or any interest herein without the prior written consent of the other party hereto.

         8.09 Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

         8.10 Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

         8.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement.

         8.12 Entirety. This Agreement contains the entire agreement and understanding between the parties with respect to the matters addressed herein and supersedes all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein.

         8.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement.

         8.14 Attorneys' Fees. If any action or proceeding is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the prevailing party to such action or proceeding may receive as part of any award, judgment, decision or other resolution of such action or proceeding its costs and attorneys' fees as determined by the person making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, including arbitration, the parties to such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the date first written above.

                                          AIRCRAFT PARTS INTERNATIONAL
                                           COMBS, INC.

                                          By: _____________________________
                                          Name: __________________________
                                          Title: ___________________________

                                          FIRST AVIATION SERVICES INC.

                                          By: _____________________________
                                          Name: __________________________
                                          Title: ___________________________

                                          AMR COMBS, INC.

                                          By: _____________________________
                                          Name: __________________________
                                          Title: ___________________________